SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of July __, 2010 among SMSA Palestine Acquisition Corp., a Nevada corporation (collectively with all predecessors thereof, the "Company"), Sino Oriental Agriculture Group Limited, a British Virgin Islands company (together with its direct and indirect subsidiaries "BVI"), Misaky Industry Limited, a Hong Kong company and a wholly-owned subsidiary of BVI (the "HK Sub"), Fujian YADA Group Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People's Republic of China ("WFOE") and a wholly-owned subsidiary of HK Sub, and the investors listed on the Schedule of Buyers attached hereto as Exhibit A and identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors"), with respect to the following facts:

A.           The Company plans to enter into an Exchange Agreement (the "Exchange Agreement"), with BVI and the BVI Shareholder (as defined in Section 1.1 below), pursuant to which the Company will acquire all of the equity interest of BVI and, indirectly, all of BVI's direct and indirect subsidiaries as set forth on Annex 1 attached hereto, in exchange for 11,685,617 shares of the Common Stock (as defined in Section 1.1 below) as and immediately after the closing of the exchange under the Exchange Agreement (the "Exchange").

B.           Subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be legally bound, the Company and the Investors agree as follows:

SECTION 1 DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"2010 Annual Report" means the Annual Report of the Company for the fiscal year ending December 31, 2010, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

"2011 Annual Report" means the Annual Report of the Company for the fiscal year ending December 31, 2011, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any Government Body, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual's spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, "control" shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

"Business Day" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"BVI Shareholder" means Mr. Cai Yangbo.

"Closing" means the closing of the purchase and sale of the Shares pursuant to Article 2.

"Closing Date" means the first Business Day following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied (other than those conditions that by their nature take place on the day of Closing, but subject to the satisfaction or waiver of such conditions), or such other date as the parties may agree.

"Closing Escrow Agreement" means that certain Escrow Agreement, dated as of the date hereof, among the Investors, Securities Transfer Corporation, as escrow agent and the Company, in the form of Exhibit D hereto.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

"Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

"Company Entities" means the Company, BVI, HK Sub, WFOE and all existing Subsidiaries of any such entities and any other entities which hereafter become Subsidiaries of any such entities.

"Effective Date" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

"Escrow Agent" means Securities Transfer Corporation.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Existing Company Entities" means the Company, BVI, the HK Sub, WFOE and their respective Subsidiaries and "Existing Company Entity" means any of the Company, BVI, WFOE and any of their respective Subsidiaries.

"Founder" means Zhan Youdai.

"GAAP" means U.S. generally accepted accounting principles.

"Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

"Investment Amount" means, with respect to each Investor, the Investment Amount indicated on such Investor's signature page to this Agreement, which is also reflected on the Schedule of Buyers attached hereto as Exhibit A.

"Legal Requirement" shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

"Lien" means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term "Lien" includes but is not limited to mechanics', materialmens', warehousemens' and carriers' liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

"Lockup Agreement" means the Lockup Agreement, dated as of the date hereof, by and between the Company and each Person listed as a signatory thereto, in the form attached as Exhibit F hereto.

"Make Good Escrow Agreement" means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, the Agent (as defined in Section 4.17 below), the escrow agent identified therein (the "Make Good Escrow Agent") and the Make Good Pledgor, in the form of Exhibit E hereto, as may be amended from time to time pursuant to this Agreement.

"Make Good Pledgor" means Mr. Cai Yangbo.

"Material Adverse Effect" means any or all of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company Entities, taken as a whole, except for results or consequences attributable to the effects of, or changes in, general economic or capital markets conditions or effects and changes that generally affect the industries in which the Company Entities operate, such as regulatory action by the PRC or municipal governments, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document or any Material Agreements set forth in Schedule 3.1(q).

"New York Courts" means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"OTCBB" shall mean the Over-the-Counter Bulletin Board system.

"Outside Date" means the thirtieth (30th) calendar day (if such calendar day is a Business Day and if not, then the first Business Day following such thirtieth (30th) calendar day) following the date of this Agreement.

"Per Share Purchase Price" equals $7.88.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"PIPE Common Shares" means the aggregate number of shares of Common Stock issued to the Investors at the Closing under this Agreement (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions).

"Placement Agents" [Intentionally omitted]

"PRC" means the People's Republic of China or any provincial, city or other jurisdiction therein, but not including Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region.

"Proceeding" means an action, claim, suit, investigation or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit C hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Registrable Securities as defined in the Registration Rights Agreement.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities" means the Shares, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means the PIPE Common Shares, the Actual Make Good Shares regardless of whether such shares have actually been transferred to the Investors in accordance with Section 4.7(c) hereof, and the shares of Common Stock that are otherwise required to be issued, issuable or transferable to the Investors pursuant to this Agreement (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (other than the Warrant Shares).

"Short Sales" include all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

"Subsidiary" means any "subsidiary" as defined in Rule 1-02(x) of Regulation S-X promulgated by the Commission under the Exchange Act; provided, that "Subsidiaries" of the Company shall include the Company Entities.

"Trading Day" means: (i) a day on which the Common Stock is traded on a Trading Market (other than OTCBB), or (ii) if the Common Stock is not listed on a Trading Market (other than OTCBB), a day on which the Common Stock is traded in the over the counter market, as reported by OTCBB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over- the- counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and, (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means any of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTCBB or any other market on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Make Good Escrow Agreement, the Lockup Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent" means Securities Transfer Corporation, and any successor transfer agent of the Company.

"Warrants" means collectively the Common Stock Purchase Warrants delivered to the Investors at the Closing in accordance with Section 2(a)(ii) hereof, which Warrants shall have an initial exercise price of $9.45 per share and a term of exercise equal to three years, in the form of Exhibit B attached hereto.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

SECTION 2 PURCHASE AND SALE

2.1 Purchase.   Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and Warrants representing such Investor's Investment Amount.  The Closing shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Placement Agents, 2300 N Street, N.W., Washington, DC 20037-1122 on the Closing Date or at such other location or time as the parties may agree.

2.2 Closing Deliveries.

(a) Concurrently with the execution and delivery of this Agreement, the Company has delivered or caused to be delivered to each Investor the following (the "Company Deliverables"):

(i) an irrevocable instruction letter, in agreed form, to the Transfer Agent directing the Transfer Agent to issue a certificate evidencing a number of Shares equal to such Investor's Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor or its nominee;

(ii) a Warrant evidencing the right to purchase a number of Shares equal to 20% of such Investor's Shares registered in the name of such Investor or its nominee;

(iii) an officer's certificate, in agreed form, certifying the satisfaction of each of the conditions precedent to the Investors' obligation to purchase Shares and Warrants;

(iv) a certificate of the secretary of the Company executed on behalf of the Company by its secretary dated as of the Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the PIPE Common Shares and Warrant Shares, certifying the current versions of the articles of incorporation and bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v) the legal opinion of U.S. counsel to the Company in form and substance reasonably satisfactory to the Investors, addressed to the Investors and the Placement Agents;

(vi) the legal opinion of PRC counsel to the Company in form and substance reasonably satisfactory to the Investors, addressed to the Company;

(vii) a letter of the PRC counsel to the Investors and the Placement Agents in substantially the form as Appendix B attached hereto;

(viii) the Registration Rights Agreement, duly executed by the Company;

(ix) the Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

(x) the Make Good Escrow Agreement, duly executed by all parties thereto (other than the Investors); and

(xi) Lockup Agreements, duly executed by the Company, Mr. Cai Yangbo and each of the parties set forth on Schedule A attached thereto.

(b) At or prior to the Closing, each Investor shall deliver or cause to be delivered to the Escrow Agent its Investment Amount, in immediately available funds, by wire transfer to the account designated in the Closing Escrow Agreement (the "Investor Deliverables").

SECTION 3 REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.

Subject to exceptions set forth in the Disclosure Schedules of the Existing Company Entities attached hereto with each numbered Schedule corresponding to the section number herein, the Company Entities hereby jointly and severally make the following representations and warranties to each Investor as of the date hereof and as of the Closing Date:

(a) Subsidiaries. Schedule 3.1(a) sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of such Subsidiary by the relevant Company Entity.  Except as disclosed on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) There are no outstanding: (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities").  There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

(c) Organization and Qualification. Each of the Existing Company Entities is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d) Authorization; Enforcement. Each Existing Company Entity which is or is to become party to any Transaction Document has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents, by each of the Existing Company Entities to be party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Existing Company Entity, and no further action is required by any of them in connection with such authorization. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each other Existing Company Entity required to execute the same (to the extent any of them is a party thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and such Existing Company Entity, enforceable against the Company and the Existing Company Entity, as the case may be, each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Legal Requirement relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(e) No Conflicts. Except as set forth on Schedule 3.1(e), the execution, delivery and performance of the Transaction Documents by the Company, and each other Existing Company Entity (to the extent a party thereto) and the consummation by the Company and such other Existing Company Entities of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's, or such Existing Company Entity's articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Existing Company Entity's debt or otherwise) or other understanding to which any of the Existing Company Entities is a party or by which any property or asset of any of the Existing Company Entities is bound or affected, or (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Existing Company Entity under any agreement or any commitment to which any of the Existing Company Entity is a party or by which any of the Existing Company Entity is bound or by which any of its respective properties or assets are bound,  or (iv) result in a violation of any Legal Requirement, order, judgment, injunction, decree or other restriction of the competent court or Governmental Body of any jurisdiction  to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of any Existing Company Entity is bound or affected; except in the case of each of clauses (i) and (iv), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(f) Filings, Consents and Approvals. None of the Existing Company Entities is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Body in connection with the execution, delivery and performance by the Company and each of the other Existing Company Entities to the extent it is a party thereto of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Transaction Documents, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof, (v) those that have been made or obtained prior to the date of this Agreement, (vi) registrations, notices or filings required to be made in order to comply with the currency and exchange control requirements imposed by any Governmental Body or Legal Requirement in the PRC, if any, and (vii) other post closing securities filings or notifications required to be made under federal or state securities laws.

(g) Issuance of the Shares. The PIPE Common Shares have been duly authorized and when issued and paid for in accordance with the Transaction Documents, will be, duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Warrant Shares, when issued in accordance with the terms of the Warrants will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the PIPE Common Shares and the Warrant Shares. The Make Good Pledgor is the record owner of the 2010 Make Good Shares and 2011 Make Good Shares.

(h) Capitalization.

(i) Schedule 3.1(h) sets forth as of the date hereof and as of the Closing Date (a) the authorized capital stock of the Company; (b) the number and class of shares of capital stock issued and outstanding; (c) the number and class of shares of capital stock issuable pursuant to the Company's stock incentive plans or agreements; and (d) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company and a description of the number and rights of such securities.

(ii) Except as described on Schedule 3.1(h), all of the issued and outstanding shares of the Company's capital stock issued have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.

(iii) Except as described on Schedule 3.1(h), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(iv) Except as described on Schedule 3.1(h), there are no outstanding (i) shares of capital stock or voting securities of the Company or (ii) options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of the Company, or securities or rights convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Securities").  Except as described on Schedule 3.1(h), there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

(v) Except as described on Schedule 3.1(h), the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company Securities to adjust the exercise, conversion, exchange or reset price under such securities.

(vi) Except as described on Schedule 3.1(h), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securities-holders of the Company relating to the securities of the Company held by them.

(vii) Except as described on Schedule 3.1(h), no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(i) SEC Reports; Financial Statements. The Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any) and the Draft Form 8-K delivered to the Company prior to the Closing pursuant to Section 5.1(j) hereof, the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) Material Changes. Since March 31, 2010, which is the date of the latest unaudited financial statements of the Company, except as disclosed on Schedule 3.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) none of the Existing Company Entities has:

(i) issued any stock, bonds or other securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except to customers in the ordinary course of business or to the Investors or their respective representatives;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any other transaction other than in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $10,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(k) No Undisclosed Liabilities.  There are no liabilities of the Existing Company Entities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

(i) liabilities provided for in the audited consolidated balance sheet of the Company as of December 31, 2009 or disclosed in the notes thereto; and

(ii) other undisclosed liabilities which, individually or in the aggregate, have not resulted in or could reasonably be expected to result in a Material Adverse Effect.

(l) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as disclosed on Schedule 3.1(l), could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Existing Company Entities, nor to the knowledge of the Existing Company Entities, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed on Schedule 3.1(m). There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving any Existing Company Entity or any current or former director or officer of an Existing Company Entity (in his or her capacity as such).

(m) Labor Relations. None of the Existing Company Entities is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  None of the Existing Company Entities has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Existing Company Entities which could reasonably be expected to result in a Material Adverse Effect.

(n) Compliance. Except as disclosed on Schedule 3.1(n), none of the Existing Company Entities (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by an Existing Company Entity under), nor has any Existing Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. Except as disclosed on Schedule 3.1(o), the Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Existing Company Entities have not received any notice of proceedings relating to the revocation or modification of any such permits.

(p) Title to Assets. The Existing Company Entities own, lease or otherwise have valid land use rights to all real property that are material to their respective businesses and good and marketable title in fee simple or the right under PRC law, as the case may be, to all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Existing Company Entities. Any real property and facilities held under lease by the Existing Company Entities are held by them under valid, subsisting and enforceable leases.

(q) Material Contracts. Schedule 3.1(q) contains a list and description of all agreements, contracts or instruments, including all amendments thereto, to which any of the Existing Company Entities is bound which meet the criteria set forth in this Section 3.1(q) (such agreements, contracts or instruments, collectively, the "Material Contracts").  The Company has made available to the Investors copies of the Material Contracts.  None of the Existing Company Entities has entered into any oral contracts which, if written, would qualify as a Material Contract.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors' rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.  Except as set forth in the SEC Reports or Schedule 3.1(q) none of the Existing Company Entities is party or subject to, or bound by:

(i) any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to any of Existing Company Entities of more than $100,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii) any contract, lease or agreement involving payments in excess of $100,000, which is not cancelable by any of Existing Company Entities, as applicable, without penalty on not less than 60 days notice;

(iii) any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of any of Existing Company Entities to compete in any line of business or with any Person or to offer any of its products or services;

(iv) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v) any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of any of Existing Company Entities or Persons related to or affiliated with such Persons;

(vi) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of any of Existing Company Entities, including any agreement with any stockholder of any of Existing Company Entities which includes antidilution rights, voting arrangements or operating covenants;

(vii) any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii) any royalty, dividend or similar arrangement based on the revenues or profits of any of Existing Company Entities or based on the revenues or profits derived from any material contract;

(ix) any acquisition, merger, asset purchase or other similar agreement;

(x) any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi) any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by any of Existing Company Entities, as applicable, to meet its obligations under such agreement; or

(xii) any agreement under which any of Existing Company Entities has granted any Person registration rights for securities.

(r) Actions with Respect to Material Contracts.

(i) None of the Existing Company Entities has violated or breached, or committed any default under, any Material Contract in any material respect, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults which would not have or reasonably be expected to result in a Material Adverse Effect; and

(ii) To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have or reasonably be expected to result in a Material Adverse Effect.

(s) Taxes. The Existing Company Entities have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have or reasonably be expected to result in a Material Adverse Effect.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have or reasonably be expected to result in a Material Adverse Effect.  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports are adequate, and there are no Liens for taxes on any property or assets of any of the Existing Company Entities (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and none of the Existing Company Entities has received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where any of the Existing Company Entities does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.  None of the Existing Company Entities is a party to any tax-sharing agreement or similar arrangement with any other Person.

(i) The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

(ii) No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

(t) Intellectual Property. The Existing Company Entities have, or have rights to use, all U.S., PRC or other foreign patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the "Intellectual Property Rights") that are necessary or material for use in connection with their respective businesses which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  No Existing Company Entity has received a written notice that the Intellectual Property Rights used by such Existing Company Entity violates or infringes upon the rights of any Person.  Except as set forth on Schedule 3.1(t), to the knowledge of the Existing Company Entities, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(u) Environmental Matters.  Except as described in Schedule 3.1 (u), none of the Existing Company Entities: (i) is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), (ii) owns, leases, has rights in the PRC to or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, and there is no pending or, to the Company's knowledge, threatened investigation that might lead to such a claim.

(v) Insurance. The Existing Company Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Existing Company Entities are engaged.

(w) Certain Fees. Except as described in Schedule 3.1(w), no brokerage or finder's fees or commissions are or will be payable by the Existing Company Entities to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(x) Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(y) Consultation with Auditors.  The Existing Company Entities have consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith have furnished such auditors complete copies of the Transaction Documents.

(z) No Integrated Offering.  Other than in connection with this Offering, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act or any applicable shareholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(aa) Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares and Warrants by the Company to the Investors or the transfer of the 2009 Make Good Shares or 2010 Make Good Shares by the Make Good Pledgor to the Investors under the Transaction Documents. The Company is issuing Shares in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D or Rule 902 of Regulation S as promulgated by the Commission under the Securities Act.  The Company is eligible to register the Shares and Warrant Shares for resale by the Investors under the Securities Act.

(bb) No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(cc) Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

(dd) Transactions With Affiliates and Employees; Customers. Except as described in Schedule 3.1(dd), none of the officers, directors or 5% or more shareholders of any of the Existing Company Entities, and, to the knowledge of the Company, none of the employees of any of the Existing Company Entities, is presently a party to any transaction with any of the Existing Company Entities (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the knowledge of the Company, any entity in which any officer, director, or such employee or 5% or more shareholder has a substantial interest or is an officer, director, trustee or partner. None of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to the extent of ordinary course compensation arrangements. No material customer of any of the Existing Company Entities has indicated their intention to diminish their relationship with such Existing Company Entity and none of the Existing Company Entities has any knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

(ee) No Additional Agreements. None of the Existing Company Entities has any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ff) Foreign Corrupt Practices Act. None of the Existing Company Entities nor to the knowledge of the Company, any agent or other person acting on behalf of the Existing Company Entities, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any such Existing Company Entity (or made by any Person acting on their behalf of which the Company is aware) or, to the knowledge of the Existing Company Entities, any members of their respective management which is in violation of any Legal Requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Existing Company Entities.

(gg) OFAC. None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of the Company's Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh) Money Laundering Laws. The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder all applicable Governmental Bodies of the PRC and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any PRC court or PRC Governmental Body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) Disclosure.  Neither the Company nor any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, the Subsidiaries or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report, or business plan or the Draft Form 8-K provided by the Company or any Person acting on the Company's behalf) are true and correct in all material aspects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(jj) Books and Records; Internal Accounting and Disclosure Controls.  The books and records of the Existing Company Entities accurately reflect in all material aspects the information relating to the business of the Existing Company Entities. Each of the Existing Company Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at quarterly intervals and appropriate action is taken with respect to any material differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed on Schedule 3.1(j)(j), since December 31, 2007, neither the Company nor its independent registered public accounting firm has indentified any material weakness or significant deficiencies in the Company's internal control over financial reporting that have not been remediated.

(kk) Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed.

(ll) Sarbanes-Oxley Act of 2002.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") that are applicable to it as of the date hereof and as of the Closing Date.  Each required form, report and document containing financial statements that has been filed with or submitted to the Commission was accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.  Neither the Company nor, to the Company's knowledge, any representative of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to the Company's accounting or auditing practices, procedures methodologies or methods of the Company or its internal accounting controls, (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of the Company's financial statements and periodic reports and (c) comments that have been raised by the staff of the Commission.  To the Company's knowledge, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.  To the Company's knowledge, no employee of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

(mm) Other Representations and Warranties Relating to the PRC Subsidiaries

(i) The constitutional documents of the Subsidiaries of the Company that have been established under the laws of the PRC (the "PRC Subsidiaries") are valid and have been duly approved by and registered with the relevant PRC Governmental Bodies.

(ii) Except as set forth on Schedule 3.1(mm), all consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of each PRC Subsidiary have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

(iii) All filings and registrations with the PRC Governmental Bodies required in respect of each PRC Subsidiary, its capital structure and operations and the execution, delivery and performance of the Transaction Documents, including, the registration with the PRC Ministry of Commerce or its local counterpart, the China Securities Regulatory Commission, the State Administration of Industry and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, applicable PRC tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(iv) Each PRC Subsidiary has complied with all relevant Legal Requirements of the PRC regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies.  There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in each PRC Subsidiary. All of the registered capital of each PRC Subsidiary has been timely contributed, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the relevant Governmental Body.  Except as contemplated by this Agreement, there are no resolutions pending to increase the registered capital of any PRC Subsidiary.  There are no outstanding rights of, or commitments made by, the Company or any Subsidiary to sell any equity interest in any PRC Subsidiary, or by any of the other shareholders of any PRC Subsidiary to sell any equity interest in such PRC Subsidiary.  To the extent that any direct or indirect shareholder of the Company (including the Founder) or any of its Subsidiaries is subject to the jurisdiction of Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively "Circular 75"), each such shareholder has complied in all respects with Circular 75 and any related requirement of law, including the completion of any applicable foreign exchange registration, settlement or remittance requirement therein.

(v) Each PRC Subsidiary has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by each PRC Subsidiary, except such revocation as does not, and would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(vi) Each PRC Subsidiary has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(vii) Except as set forth on Schedule 3.1(nn), as to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of each PRC Subsidiary's respective business which is subject to periodic renewal, the Company has no knowledge of any reasons related to such PRC Subsidiary for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(viii) Except as described in Schedule 3.1 (nn), with regard to employment and staff or labor, each PRC Subsidiary has complied with all applicable PRC Legal Requirements in all material respects, including those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority. If such Investor is a business entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view towards, or resale in connection with, a public sale or distribution of such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. Such Investor is not a registered broker dealer under Section 15 of the Exchange Act.  Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.  If such Investor is a U.S. Investor, at the time such Investor was offered the Securities, it was an "accredited investor" as defined in Rule 501(a) under the Securities Act, and such Investor has completed and executed the Investor Certificate attached as Appendix A to this Agreement.

(d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including any Short Sales involving the Company's securities) since the time that such Investor was first contacted by the Company, any Placement Agent, or any other Person acting on behalf of the Company regarding the investment in the Company contemplated by this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor's business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of the Placement Agents or any of their respective agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h) Rule 144. Such Investor understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities. Such Investor understands that no United States federal or state agency or any Governmental Body has passed upon or made any recommendation or endorsement of the Securities.

(j) Regulation S. If such Investor is not a U.S. Person (as such term is defined in Rule 902(k) of Regulation S), such Investor (i) acknowledges that the certificate(s) representing or evidencing the Securities contain a customary restrictive legend restricting the offer, sale or transfer of any Securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by such Investor of Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Securities was made to such Investor outside of the United States, and such Investor was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (iv) has not engaged in or directed any unsolicited offers to purchase Securities in the United States, (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rules 902(k) and 902(d), respectively, of Regulation S), (vi) has purchased the Securities for its own account and not for the account or benefit of any U.S. Person, (vii) is the sole beneficial owner of the Shares specified on Schedule 3.2(j) opposite his name and has not pre-arranged any sale with a purchaser in the United States, and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, each Investor understands that the statutory basis for the exemption claimed for the sale of the Securities would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

SECTION 4 OTHER AGREEMENTS OF THE PARTIES

4.1 Compliance with Securities Laws.

(a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities, other than pursuant to an effective registration statement, pursuant to Rule 144, or to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the substance of which opinion shall be reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b) Certificates evidencing the Securities will contain, in addition to the legend described in Section 3.2(j) as the case may be, the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Securities is then effective; provided, however, that the Company reserves the right to issue stop transfer instructions to the transfer agent (with a copy to the Investors), or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company).  The Company agrees that following the effective date of such registration statement (including the Effective Date (as defined in the Registration Rights Agreement)) or such other time as legends are no longer required to be set forth on certificates representing Securities under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Securities containing a restrictive legend, deliver or instruct the Transfer Agent to deliver to such Investor, Securities which are free of all restrictive and other legends.  If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor.  If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company's transfer agent the certificate representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the "Securities Delivery Date") and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends by the third Trading Day following the Securities Delivery Date and (2) following such third Trading Day after the Securities Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a "Buy-In"), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2 Furnishing of Information.  As long as any Investor or any transferee owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.4 Subsequent Registrations. Other than pursuant to the Registration Rights Agreement and as set forth on Schedule 4.4, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5 Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents (including details with respect to the make good provision and thresholds (i.e. Earnings Per Share on a Fully-Diluted Basis) contained in Section 4.7 herein) and the Closing and by (ii) 5:30 p.m. (New York time) on the Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents, including details with respect to the make good provision and thresholds (i.e. After Tax Net Income) contained in Section 4.7 herein (and attach as exhibits thereto all existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to any of the Existing Company Entities. In addition, the Company will make such other filings and notices in the manner and time required by the Commission or the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6 Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for the rent of bamboo forest and vegetable planting base, the expansion of cold storage facilities, the development of agricultural market outlets, the expansion of production capacity and for general working capital purposes.  The Company will not use the net proceeds from the sale of the Securities for dividends or distributions on its outstanding capital stock, redemptions or repurchases of any of its outstanding capital for the purchase of assets unrelated to its existing core business. The net proceeds from the sale of the Securities hereunder will be contributed to the PRC Subsidiaries through an increase in of registered capital

4.7 Make Good Shares.

(a) The Make Good Pledgor agrees that in the event that the "Earnings Per Share on a Fully-Diluted Basis" of the Company for fiscal year 2010 as calculated in accordance with Section 4.7(d) hereof is less than the "2010 Guaranteed EPS", a number of 2010 Make Good Shares (as defined and calculated below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a pro rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors hereunder) ("Pro Rata Basis") for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without the need of any Investor to take any action with respect thereto.  For purposes of this Agreement the 2010 Guaranteed EPS shall be the number determined by $18,176,145 divided by the total number of shares of the Common Stock outstanding immediately following the Closing The number of 2010 Make Good Shares transferrable to the Investors shall be equal to (the result of such calculation, the "Actual 2010 Make Good Shares"):

[(2010 Guaranteed EPS – Earnings Per Share on a Fully-Diluted Basis for fiscal year 2010)/Earning Per Share on a Fully-Diluted Basis for fiscal year 2010] * aggregate number of 2010 Make Good Shares

The aggregate number of "2010 Make Good Shares" means a number of shares of Common Stock equal to the PIPE Common Shares. The Make Good Pledgor shall deposit into escrow such additional number of share of Common Stock equal to the Actual 2010 Make Good Shares (the "Replenishment Shares") so that the aggregate number of shares of Common Stock remain in escrow shall be equal to the number of 2010 Make Good Shares (such aggregate number of shares of Common Stock in escrow, the "2011 Make Good Shares").

(b) The Make Good Pledgor agrees that in the event that the "Earnings Per Share on a Fully-Diluted Basis" of the Company for fiscal year 2011 as calculated in accordance with Section 4.7(d) hereof is less than the "2011 Guaranteed EPS", a number of 2011 Make Good Shares (as defined and calculated below) shall be transferred in accordance with the Make Good Escrow Agreement to the Investors on a Pro Rata Basis for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without the need of any Investor to take any action with respect thereto.  For purposes of this Agreement 201l Guaranteed EPS shall be the number determined by $27,264,218 divided by the total number of shares of Common Stock outstanding immediately following the Closing.  The number of 2011 Make Good Shares transferrable to the Investors shall be equal to (the result of such calculation, the "Actual 2011 Make Good Shares" and together with the Actual 2010 Make Good Shares, collectively, the "Actual Make Good Shares"):

[(2011 Guaranteed EPS –Earnings Per Share on a Fully-Diluted Basis for fiscal year 2011)/Earnings Per Share on a Fully-Diluted Basis for fiscal year 2011] * aggregate number of 2011 Make Good Shares – the Actual 2010 Make Good Shares

(c) In the event that the "Earnings Per Share on a Fully-Diluted Basis" for fiscal year 2010 is equal to or greater than the 2010 Guaranteed EPS, no transfer of the 2010 Make Good Shares shall be required by the Make Good Pledgor to the Investors and such 2010 Make Good Shares shall remain in escrow in accordance with the Make Good Escrow Agreement and shall be subject to Section 4.7(b) hereof.  In the event that the "Earnings Per Share on a Fully-Diluted-Basis" for fiscal year 2011 is equal to or greater than the 2011 Guaranteed EPS, no transfer of the 2011 Make Good Shares shall be required by the Make Good Pledgor to the Investors and such 2011 Make Good Shares shall be returned to the Make Good Pledgor no later than the 2011 Delivery Date (as defined below). Any transfer of the 2010 Make Good Shares or the 2011 Make Good Shares to the Investors in accordance with this Agreement and the Make Good Escrow Agreement shall be made to the Investors within 10 Business Days after the date on which the 2010 Annual Report or 2011 Annual Report, as applicable, is required to be filed with the Commission under the Exchange Act (the date on which each such transfer is required to be made with respect to the applicable Annual Report, the "2010 Delivery Date" or the "2011 Delivery Date", as applicable), without any further action on the part of the Investors.

(d) "Earnings Per Share on a Fully-Diluted Basis," for a given fiscal year as used in this Section 4.7 hereof, shall be calculated on a weighted average basis in accordance with the GAAP calculation of diluted earnings per share of Common Stock (using net income, as opposed to total comprehensive income, as the numerator in such calculation), except  that (i) 11,685,617 shares of Common Stock issued in the Exchange and the total PIPE Common Shares shall be deemed to have been issued on January 1, 2010, (ii) the Warrant Shares issuable to the Investors hereunder shall be excluded in such calculation (iii) the shares of Common Stock; up to an aggregate amount equal to 7% of the number PIPE Common Shares, which are issuable upon exercise of the warrants issued to the Placement Agents pursuant to the Letter Agreement dated January 28, 2010 by and between WFOE and [intentionally omitted], as amended by the Amendment and Joinder Agreement dated June 10, 2010 by and among WFOE, [intentionally omitted], and issuable to [intentionally omitted] for their financial advisory services to the Company, shall be excluded in such calculation, and (iv) expenses incurred by the Company as a result of the release of any of the 2011 Make Good Shares to the Make Good Pledgor pursuant to Section 4.7 hereof shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the respective fiscal years filed with the Commission by the Company may report otherwise.  Notwithstanding anything to the contrary set forth in Section 4.7(a) and (b), in the event that the Company reports a net loss in the 2010 Annual Report, the Actual 2010 Make Good Shares shall be equal to the 2010 Make Good Shares and in the event that the Company reports a net loss in the 2011 Annual Report, the Actual 2011 Make Good Shares shall be equal to the 2011 Make Good Shares.

(e) In connection with the foregoing, the Make Good Pledgor agrees that (i) within five Trading Days following the Closing, the Make Good Pledgor will deposit all 2010 Make Good Shares into escrow, and (ii) within five Trading Days following the 2010 Delivery Date, the Make Good Pledgor will deposit the Replenishment Shares into escrow, each in accordance with the Make Good Escrow Agreement along with stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company's transfer agent), and the handling and disposition of the 2010 Make Good Shares and 2011 Make Good Shares shall be governed by this Section 4.7 and the Make Good Escrow Agreement. The Company shall notify the Investors as soon as the 2010 Make Good Shares and the Replenishment Shares have been deposited with the Make Good Escrow Agent. The Make Good Pledgor understands and agrees that the Investors' right to receive the Actual 2010 Make Good Shares and the Actual 2011 Make Good Shares pursuant to this Section 4.7 and the Make Good Escrow Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares. For as long as the Make Good Pledgor is obligated under terms of this Section 4.7 and the Make Good Escrow Agreement: (i) the Make Good Pledgor will reserve from his shares of Common Stock a sufficient number of shares to meet his obligations to provide the Replenishment Shares or any shares required by Section 4.7(i) below, and (ii) the Make Good Pledgor agrees that any transfer, sale or disposition of such shares shall be invalid unless the transferee agrees, in writing, to be bound by the provisions of this Section 4.7 and the provisions of the Make Good Escrow Agreement. The Make Good Pledgor represents and warrants that it has carefully considered and understands its obligations and rights under this Section 4.7 and the Make Good Escrow Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving either of the 2010 Make Good Shares and/or 2011 Make Good Shares.

(f) The Company covenants and agrees that upon any transfer of 2010 Make Good Shares or 2011 Make Good Shares to the Investors in accordance with this Agreement and the Make Good Escrow Agreement, the Company shall promptly instruct its Transfer Agent to reissue such 2010 Make Good Shares or 2011 Make Good Shares in the applicable Investor's name and deliver the same as directed by such Investor.

(g) The Company agrees that any Actual 2010 Make Good Shares and Actual 2011 Make Good Shares to be issued to the Investors will be properly treated for United States tax purposes as constituting a non-taxable purchase price adjustment within the meaning of U.S. Treasury Regulation Section 1.305-1(c) and, accordingly, the Company shall effect all applicable tax reporting and all withholding tax determinations on a basis consistent with such non-taxable purchase price adjustment treatment.

(h) If the Company shall at any time after the date hereof (A) declare and pay a dividend or make a distribution on Common Stock, or (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (D) make any other similar changes to its share capital, the Investors shall be entitled to receive (i) the proportionately adjusted number of the Actual 2010 Make Good Shares or the Actual 2011 Make Good Shares, as applicable, and (ii) all dividends and other distributions made on the Actual 2010 Make Good Shares or the Actual 2011 Make Good Shares, as applicable, that the Investors would have received had the Investors received such Actual Make Good Shares at the Closing.

(i) If, prior to June 30, 2014, the Company or the auditors of the Company's 2010 Annual Report or the 2011 Annual Report, as applicable report or recognize that the financial statements contained in such report are subject to amendment or restatement which would result in the Company's adjusted "Earnings Per Share on a Fully-Diluted Basis" for 2010 and/or 2011 being less than the 2010 Guaranteed EPS or the 2011 Guaranteed EPS (as applicable), then notwithstanding any prior return of any Make Good Shares to the Make Good Pledgor, the Make Good Pledgor will, without any further action on the part of the Investors, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the number of the Make Good Shares to the Investors so that the total number of Actual Make Good Shares delivered to the Investors pursuant to this Section 4.7 shall be equal to the sum of the Actual 2010 Make Good Shares and the Actual 2011 Make Good Shares each as calculated in accordance with Section 4.7(a) or (b) (as applicable) using the adjusted "Earnings Per Share on a Fully-Diluted Basis" for the applicable year.

(j) If any term or provision of this Section 4.7 contradicts or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control. The Company agrees that it will not change its fiscal year end for so long as the Make Good Escrow Agreement is in effect.

4.8 Right of First Refusal.

(a) From the date hereof until the two (2) year anniversary of the Closing Date (the "Trigger Date"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement") unless the Company shall have first complied with this Section 4.8.

(b) The Company shall deliver to each Investor hereunder a written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (v) identify and describe the Offered Securities, (w) include the final form of documents and agreements governing the Subsequent Placement, (x)specify the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investors (i) all of the Offered Securities, allocated pro-rata among such Investors in accordance with their Investment Amount relative to the aggregate Investment Amount of all Investors (the "Basic Amount"), and (ii) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the "Undersubscription Amount"), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(c) To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the tenth day after such Investor's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Investor's Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(d) The Company shall have twenty Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the "Refused Securities"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.  If no disclosure has been made by the Company by the end of the twenty Business Day period referred to in this subsection (d), the Subsequent Placement shall be deemed to have been abandoned and the Investors shall no longer be deemed to be in possession of any non-public information with respect to the Company.

(e) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.8), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 4.8(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 4.8(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 4.8(b) above.

(f) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.8(e) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel (such agreement, the "Subsequent Placement Agreement").

(g) Any Offered Securities not acquired by the Investors or other persons in accordance with Section 4.8(f) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

(h) In exchange for the Company's willingness to agree to these procedures, each Investor hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by Section 4.8(d), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.

(i) The rights contained in this Section shall not apply to the issuance and sale by the Company of :

(i) shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company (including, but not limited to, any stock or option plan duly adopted by the Board of Directors of the Company),

(ii) shares of Common Stock or Common Stock Equivalents issued as consideration for the acquisitions of or strategic transactions with another company or business where the primary purpose is not to raise capital for the Company or any Subsidiary, which acquisition or strategic transaction has been approved by the Board of Directors of the Company,

(iii) up to an aggregate of $500,000 worth of shares of Common Stock or Common Stock Equivalents issued to non-Affiliates in connection with services rendered to the Company pursuant to arrangements approved by the Board of Directors of the Company,

(iv) securities upon the exercise or exchange of or conversion of any Common Stock Equivalents issued hereunder or to any placement agents in connection with the transactions contemplated hereby and/or Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, or

(v) shares of Common Stock or Common Stock Equivalents issued as part of a primary underwritten public offering (which shall not include a shelf takedown) with proceeds to the Company equal to or greater than $20,000,000.

4.9 Board Nomination and Board Observation Rights.

(a) Board Nomination Right. The CID Group, Ltd. ("CID"), its Affiliates or designee shall have the right (but not the obligation) to nominate one (1) member of the Board of Directors of the Company (the "CID Nominee") for so long as CID and its Affiliates collectively hold at least 50% of the aggregate PIPE Common Shares and Warrant Shares purchased by CID at the Closing; provided, that such nominee must qualify as an "independent" director as defined under NASDAQ Listing Rule 5605(a)(2).  The Company agrees to take all necessary corporate and other actions, including increasing the size of the Board of Directors, if necessary, and/or to request a voting of the shareholders, to permit the CID Nominee to be elected by the members of the Board of Directors pursuant to the Company's articles of incorporations and Bylaws. So long as CID and its Affiliates collectively hold at least 50% of the aggregate PIPE Common Shares and Warrant Shares purchased by CID at the Closing, the Make Good Pledgor agrees to vote his shares in favor of such nominee in case of a shareholder voting to elect members of the Board of Directors and the Company agrees to take all necessary corporate and other activities to have such nominee elected to the Board of Directors of the Company. Within 90 days upon election of the CID Nominee to the Board of Directors of the Company, the Company shall purchase and maintain director insurance on behalf of such CID Nominee with the terms and conditions reasonably satisfactory to the CID Nominee.

(b) Board Observation Right. During such time as CID has a right to nominate a CID Nominee as set forth above, and prior to the election of the CID Nominee to the Board of Directors of the Company pursuant to this Section 4.9, or to the extent CID has not exercised its nomination right under this Section 4.9, CID shall have the right (but not the obligation) to appoint one representative (the "CID Representative") to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity and to be notified of all meetings of the Company's Board of Directors; provided, that CID agrees, and shall cause such CID Representative to agree, to keep any material non-public information obtained at such meetings confidential; provided further, that the Company reserves the right not to provide information to such CID Representative or to exclude such CID Representative from any meeting or portion thereof if attendance at such meeting by such representative would adversely affect the attorney-client privilege between the Company and its counsel or if CID or such CID Representative is or becomes a competitor, or affiliated in any manner with a competitor, of the Company. It being understood that it shall not create a presumption that CID has possession of material non-public information of or related to the Company solely based on CID's board observation right provided hereunder.

4.10 Corporate Governance. The Company covenants and agrees that (i) it will comply with its reporting and other obligations under the U.S. securities law, and (ii) no later than 180 days following the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of five members (who possess experience such that he or she can fulfill its fiduciary obligations and other responsibilities as a director of a United States publicly listed company incorporated in the United States), a majority of which shall be "independent directors" as such term is defined in NASDAQ Listing Rule 5605(a)(2) and a meeting of such full Board of Directors shall be convened within such 180 days following the Closing Date.  No later than 180 days following the Closing Date, the Company will otherwise satisfy the corporate governance requirements relating to the board of directors, the board of directors' committee composition, process and decision-making, and approval of related-party transactions applicable to a NASDAQ-listed company.

4.11 Exchange Listing .  The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed. The Company covenants and agrees that it will use best commercial efforts to (i) meet the initial listing requirements of the New York Stock Exchange, New York Stock Exchange-Amex, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market (each such exchange including any successor market thereto, a "National Stock Exchange"), (ii) within 60 days following the Effective Date of the initial Registration Statement filed with the Commission pursuant to Section 2(a) of the Registration Rights Agreement (the "Initial Effective Date"), file an application to have its shares listed on a National Stock Exchange and include in such application all of the Shares and Warrant Shares, and (iii)  take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such National Stock Exchange within 18 months following the Closing Date.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on such National Stock Exchange and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such National Stock Exchange. If the Company fails to (i) file such an application within 60 days following the Initial Effective Date (the "Filing Deadline"), (ii) cause all of the Shares and Warrant Shares to be listed or quoted on a National Stock Exchange within 18 months following the Closing Date (the "First Listing Deadline"), or (iii) cause all of the Shares and Warrant Shares to be listed or quoted on a National Stock Exchange within 24 months following the Closing Date (the "Second Listing Deadline"), (any such failure or breach being referred to as an "Event," and the date on which such Event occurs, being referred to as "Event Date"), then in addition to any other rights an Investor may have hereunder or under applicable law, on each such Event Date and on each three-month anniversary date of the Second Listing Deadline (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company will pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of such Investor's Investment Amount; provided, however, the aggregate liquidated damages payable by the Company under this Section 4.11 shall not exceed 6% of the total Investment Amount. Each such payment will be due on the fifth (5th) Trading Day following the applicable Event Date except that any liquidated damages payable by the Company for failure to meet the Filing Deadline shall not become due until the fifth (5th) Trading Day following the Company's failure to meet the First Listing Deadline.

4.12 Limitation on Issuance of Future Priced Securities.  During the six months following the Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-5635-4.

4.13 Indemnification.  In addition to the indemnity provided in the Registration Rights Agreement, each of the Company Entities, jointly and severally, on the one hand and each Investor, severally and not jointly, on the other hand, will indemnify and hold the other, and their respective directors, officers, shareholders, partners, members, affiliates, employees and agents (each, an "Indemnified Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation in respect thereof (collectively, "Losses") that any such Indemnified Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made in any Transaction Document, and will reimburse each Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The maximum aggregate liability of each Investor pursuant to its indemnification obligations under this Section 4.13 and Section 5 of the Registration Statement shall not exceed the Investment Amount of such Investor. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.11 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.14 Non-Public Information.  The Company covenants and agrees that, except as specifically contemplated by the Transaction Document, neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.15 Auditors. The Company shall engage one of Ernst & Young, KPMG, PriceWaterhouseCoopers, Deloitte or another internationally recognized accounting firm as the Company's independent registered public accounting firm to audit the Company's financial statements for fiscal year 2011 and to issue audit report with respect thereto; provided, that for so long as CID or any Affiliate of CID holds any Shares or Warrant Shares during the period starting on the Closing Date and ending on March 31, 2012, the engagement of such independent registered public accounting firm by the Company shall be to the reasonable satisfaction of CID. The Company's 2011 Annual Report shall contain financial statements for fiscal year 2011 audited by such public accounting firm so engaged by the Company and the audit report with respect thereto issued by such public accounting firm.

4.16 Key Employee. Within 30 days following the Closing Date, the Company shall enter into an employment agreement, in form and substance reasonably satisfactory to the Investors, with each person set forth on Schedule 4.16 hereto, which shall restrict such person's ability to compete with the Company or its Subsidiaries, hold any material ownership interest in any competitors of the Company or its Subsidiaries, solicit any employees of the Company or its Subsidiaries, or disclose any confidential information of or related to the Company or its Subsidiaries.

4.17 Agency.

(a) The Investors hereby appoint CID Venture Capital General Partner III, Limited  as Investor Agent ("Agent") and Agent hereby accepts such appointment as agent on behalf of and for the Investors for the purpose of rendering certain instructions in accordance with the Make Good Escrow Agreement and the Closing Escrow Agreement.

(b) Agent shall be entitled in its capacity as agent to take such actions in connection with monitoring and enforcing the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable, as Investor Agent shall determine is reasonably necessary.  Agent is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related to the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable.  In the event of any actual or alleged mistake or fraud of any Existing Company Entity, its auditors or any other Person (other than Agent) in connection with such financial reports of the Company, Agent shall have no obligation or liability to any Investor hereunder.

(c) Agent is not a party to, and is not bound by or charged with notice of any agreement out of which the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable, may arise.  Agent acts under this Agreement as agent only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder or thereunder, or for the identity or authority of any Person executing any such notice.  Agent will have no duties or responsibilities other than those expressly set forth in the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable.  Agent will be under no liability to anyone by reason of any failure on the part of any party hereto or the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable, or any maker, endorser or other signatory of any document to perform such Person's obligations hereunder or under any such document, including the Make Good Escrow Agreement and the Closing Escrow Agreement, as applicable.  Except for this Agreement, the Make Good Escrow Agreement or the Closing Escrow agreement, as applicable, and instructions provided by Agent to the escrow agent under such agreements pursuant to the terms of such agreements, Agent will not be obligated to recognize any agreement between or among any or all of the Persons referred to herein, notwithstanding its knowledge thereof.

(d) Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel, statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Agent to be genuine and to be signed or presented by the proper person or persons.  The duties and responsibilities of Agent hereunder shall be determined solely by the express provisions of this Agreement, and the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable, and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

(e) The Investors hereby, jointly and severally, indemnify and hold harmless Agent and its principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement,  the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable, or the services of Agent hereunder; except, that if Agent is guilty of willful misconduct or fraud under this Agreement, then Agent will bear all losses, damages and expenses arising as a result of such willful misconduct or fraud.  Promptly after the receipt by Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Agent will notify the other parties hereto in writing.  For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section shall survive the termination of this Agreement and the Make Good Escrow Agreement.

(f) Should any controversy arise among the parties hereto with respect to this Agreement, the Make Good Escrow Agreement or the Closing Escrow Agreement, as applicable, Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties.

(g) At any time, upon five days written notice to the Investors, Agent may resign and be discharged from its duties as agent hereunder.  If, by the end of the five-day period following the giving of notice of resignation by Agent, the Investors shall have failed to appoint a successor agent, Agent may appoint an agent who in its good faith judgment shall be satisfactory to perform as agent hereunder.

SECTION 5 CONDITIONS TO CLOSING

5.1 Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire the PIPE Common Shares and the Warrants at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date.

(b) Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Exchange.  The Exchange shall have been consummated.

(d) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(e) Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or its Subsidiaries.

(f) Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g) No Stop Orders; No Suspensions, etc.  No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to purchase PIPE Common Shares and Warrants.

(h) Capitalization Table. No later than the third calendar day prior to the Closing Date, the Company shall have delivered to each of the Investors a capitalization table setting forth (i) its capitalization, on a fully diluted basis immediately prior to the Closing and (ii) its pro forma capitalization, on a fully diluted basis, giving effect to the consummation of the transactions contemplated by this Agreement. In each case, the table shall list all outstanding options, warrants and other securities convertible into equity of the Company.

(i) Minimum Investment. The Company shall have sold, subject to Closing, $15 million worth of PIPE Common Shares and Warrant Shares.

(j) Draft Form 8-K. No later than three (3) calendar days prior to the Closing Date, the Company shall have delivered to each Investor a draft of the "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management" and "Related Party Transaction" sections of the Current Report on Form 8-K (the "Draft Form 8-K"), in substantially final form (except that such draft may contained a description of the Transaction Documents which has not been substantially finalized) that it proposes to file with the Commission pursuant to Section 4.5 hereof, which sections of the Draft Form 8-K shall be reasonably acceptable to the Investors.

(k) Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2 Conditions Precedent to the Obligations of the Company to sell Shares.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b) and a duly completed certificate in the form attached as Appendix A; and

(e) Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

SECTION 6 MISCELLANEOUS

6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that the Company shall pay at the Closing fees and expenses incurred by one legal counsel to CID  incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents (including disbursement of out-of-pocket expenses) up to a maximum amount of $75,000.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance and/or transfer of the Securities.

6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (Beijing time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (Beijing time) on any Trading Day, or (c) for domestic mail, the Trading Day following the date of mailing, if sent by U.S. or the PRC, as applicable, nationally recognized overnight courier service; for international mail, three Trading Days following the date of mailing, if sent from the U.S or the PRC, as applicable, by U.S. or the PRC, as applicable, nationally recognized three-day courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission.  The address for such notices and communications shall be as follows:

If to the Company:

Fujian YADA Group Co., Ltd.
Shuinan Industrial Area,
Songxi County, Fujian Province 353500, China
Facsimile: (86) 059 9233 3658
Attention:	Chief Executive Officer

With a copy to:

Sheppard Mullin Richter & Hampton LLP
41/F Raffles City Office Tower, 268 Xizang Road Central
Huangpu District, Shanghai 200001, China
Facsimile: (86) 21-2321-6001
Attn.:	James A. Mercer III, Esq.
Liang "William" Zheng, Esq.

If to CID:

The CID Group, Ltd.
19F, Tower B, CCIG International Plaza,
333 Cao Xi North Road,
Facsimile: 86-21-54075499
Attn:	Hubert Chang

With a copy to:

Wilson Sonsini Goodrich & Rosati P.C.
38F, Unit 01-04 Jin Mao Tower, 88 Century Avenue
Pudong New Area, Shanghai 200121
Facsimile: +86 (21) 6165 1799
Attn:	Eva H. Wang, Esq.
Laura H. Luo, Esq.

If to an Investor (other than CID):

To the address set forth under such Investor's name on the signature pages hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the PIPE Common Shares subscribed for by Investors (excluding any Investors that are Affiliates of the Company). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares. Notwithstanding anything contained herein to the contrary, a Person can, without the need for approval by any other Investors to this Agreement, become a Party to this Agreement by executing and delivering a joinder signature page hereto before the Outside Date, whereupon such Person will be deemed an Investor for all purposes of this Agreement and will be automatically added to Exhibit A hereto.

6.5 Termination.  This Agreement may be terminated prior to Closing:

(a) by written agreement of an Investor (as to itself but no other Investor) and the Company; and

(b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(c) In the event of a termination pursuant to Section 6.5(a) or 6.5(b), each Investor shall have the right to a return of up to its entire Investment Amount deposited with the Escrow Agent pursuant to Section 2.2(b), without interest or deduction.  The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount, and shall not communicate any instructions to the contrary to the Escrow Agent.

(d) In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors.  Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6 Construction; Language; Interpretation.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. The words "including," "include" and other words of similar import shall be deemed to be followed by the words "without limitation."

This Agreement may be written in both English and Chinese.  In the event that a Chinese language version is produced, where there are differences of interpretation between the versions, the English version shall control.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Investors (each such transferee, a "Permitted Transferee"). Notwithstanding anything contained herein to the contrary, a Permitted Transferee shall be deemed an Investor with respect to the Securities so transferred.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and Permitted Transferees and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, and that the Placement Agents are third party beneficiaries of the Company's representations and warranties contained herein.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.11 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.12 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for two years following the Closing Date and any Action arising out of a breach of representation or warranty of this Agreement must be brought, if at all, within two years of the Closing Date.

6.13 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.16 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.17 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

6.18 Execution in Counterparts. This Agreement may be executed in two or more counterparts, and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.  Each such counterpart shall be considered an original and all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -- SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SMSA Palestine Acquisition Corp.

By: /s/ Yang Yongjie
Name: Yang Yongjie
Title: Chief Executive Officer

Sino Oriental Agriculture Group Ltd.

By: /s/ Zhan Youdai
Name: Zhan Youdai
Title: Director

Misaky Industry Limited

By: /s/ Zhan Youdai
Name: Zhan Youdai
Title: Director

Fujian Yada Group, Ltd.

By: /s/ Zhan Youdai
Name: Zhan Youdai
Title: Chief Executive Officer

Only as to Section 4.7 and 4.9 herein:

/s/ Cai Yangbo
Cai Yangbo

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -- SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

CID Greater China Venture Capital Fund III, LP

By: /s/ Steven C.Y. Chang
Name: Steven C.Y. Chang
Title: General Partner

Investment Amount:
$10,000,000
Tax ID No.: UN-A

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Post code:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Post code:

Attention:

Tel:

EXHIBIT A

SCHEDULE OF BUYERS

Name	Investment Amount	Number of Shares	Number of Warrants

EXHIBIT B

COMMON STOCK PURCHASE WARRANT

SMSA PALESTINE ACQUISITION CORP.

Warrant Shares: [●]	Initial Exercise Date: [●], 2010 Issue Date: [●], 2010

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, [●] (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the initial Exercise Date set forth above (the "Initial Exercise Date") and on or prior to the close of business on the three year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from SMSA Palestine Acquisition Corp., a Nevada corporation (including any successor thereof, the "Company"), up to [●] shares (the "Warrant Shares") of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1.  Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated [●], 2010 among the Company and the purchasers signatory thereto.

2.	Exercise

(a) Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within one Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $[9.45], subject to adjustment hereunder (the "Exercise Price").

(c) Cashless Exercise.  If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder and all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(d) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is then a participant in such system and either (A) there is an effective Registration Statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (a) the delivery to the Company of the Notice of Exercise Form, (b) surrender of this Warrant (if required) and (c) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the "Warrant Share Delivery Date").  This Warrant shall be deemed to have been exercised on the first date on which any of the foregoing have been delivered to the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes (including without limitation, a Holder under this Agreement), as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

(ii) Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vii) Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

3.	Certain Adjustments.

(a) Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or any other warrant or option issued by the Company), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Fundamental Transaction.  If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the Holder's option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  "Black Scholes Value" means the value of this Warrant based on the Black-Scholes-Merton Option Pricing Model obtained from the "OV" function on Bloomberg, L.P. ("Bloomberg") determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(c) Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Notice to Holder.

(i) Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

(ii) Notice to Allow Exercise by Holder.  If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

4.	Transfer of Warrant

(a) Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Understandings or Arrangements.  Such Holder is acquiring this Warrant as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Warrant (this representation and warranty not limiting such Holder's right to sell the Warrant pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws.) Such Holder is acquiring this Warrant hereunder in the ordinary course of its business.

5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

(b) Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall include the posting of a bond if reasonably required by the Company), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.  Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i) Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holder.

(m) Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SMSA PALESTINE ACQUISITION CORP. By: _________________________ Name: Yang Yongjie Title: Chief Executive Director

NOTICE OF EXERCISE

TO:           SMSA PALESTINE ACQUISITION CORP.

(1)           The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________

whose address is____________________________________________________________________________________.

Dated:  ______________, _______

Holder's Signature:
Holder's Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July [●], 2010, by and among SMSA Palestine Acquisition Corp., a Nevada corporation (the "Company") and the investors signatory hereto (each, including their respective successors and assigns, an "Investor" and collectively, the "Investors").

WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto and the other parties signatory thereto dated July [●], 2010 (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to each Investor a certain number of Shares and Warrant Shares of the Company; and
WHEREAS, in accordance with the terms of the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Investors hereby agree as follows:

1. Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the respective meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

"2010 Delivery Date" means the date on which the 2010 Make Good Shares are required to be delivered to the Investors pursuant to the Make Good Escrow Agreement.

"2011 Delivery Date" means the date on which the 2011 Make Good Shares are required to be delivered to the Investors pursuant to the Make Good Escrow Agreement.

"Advice" has the meaning set forth in Section 8(d).

"Commission Comments" means written comments pertaining solely to Rule 415 which are received by the Company from the Commission to a filed Registration Statement, a copy of which shall have been provided by the Company to the Holders, which either (i) requires the Company to limit the number of Registrable Securities which may be included therein to a number which is less than the number sought to be included thereon as filed with the Commission or (ii) requires the Company to either exclude Registrable Securities held by specified Holders or deem such Holders to be underwriters with respect to Registrable Securities they seek to include in such Registration Statement.

"Cut Back Shares" has the meaning set forth in Section 2(b).

"Effective Date" means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

"Effectiveness Date" means (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of: (i) the 150th day following the Closing Date and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments; and (b) with respect to any additional Registration Statements required to be filed pursuant to Section 2(a), the earlier of: (i) the 90th day following the applicable Filing Date for such additional Registration Statement(s) and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement(s) will not be reviewed or is no longer subject to further review; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (b)(i) shall be the 120th day following the applicable Filing Date.

"Effectiveness Period" means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on (a) the date that all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (b) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Filing Date" means the 30th day following (a) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the Closing Date; and (b) with respect to any additional Registration Statements required to be filed pursuant to Section 2(a), the Effective Date for the last Registration Statement filed pursuant to this Agreement under Section 2(a); (c) with respect to any additional Registration Statements required to be filed due to SEC Restrictions, the applicable Restriction Termination Date; (d) with respect to a Registration Statement required to be filed under Section 2(c), the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Registrable Securities, (e) with respect to the Registration Statement required to be filed under Section 2(d), the 2010 Delivery Date, and (f) with respect to the Registration Statement required to be filed under Section 2(e), the 2011 Delivery Date.

"FINRA" means the Financial Industry Regulatory Authority, Inc.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities and, if other than an Investor, a Person to whom the rights hereunder have been properly assigned pursuant to Section 7 hereof.

"Indemnified Party" has the meaning set forth in Section 5(c).

"Indemnifying Party" has the meaning set forth in Section 5(c).

"Losses" has the meaning set forth in Section 5(a).

"New York Courts" means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means: (i) the PIPE Common Shares, (ii) the Warrant Shares, (iii) the 2010 Make Good Shares, (iv) the 2011 Make Good Shares, and (v) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in (i) – (iv) above.  Notwithstanding the foregoing, a security shall cease to be a Registrable Security for purposes of this Agreement from and after such time as the Holder of such security may resell such security without volume restrictions under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders.

"Registration Statement" means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statements required to be filed under this Agreement, including in each case the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

"Restriction Termination Date" has the meaning set forth in Section 2(b).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Restrictions" has the meaning set forth in Section 2(b).

"Selling Holder Questionnaire" means the selling security holder notice and questionnaire attached as Annex B hereto.

"Trading Market" means any of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTCBB or any other market on which the Common Stock is listed or quoted for trading on the date in question.

2. Registration.

(a) On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities (other than in the case of the initial Registration Statement to be filed under this Section 2(a), the 2010 Make Good Shares and the 2011 Make Good Shares) not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.  Each Registration Statement required to be filed under this Agreement shall be filed on Form S-1 (or on such other form appropriate for such purpose) and contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire) the "Plan of Distribution" attached hereto as Annex A.  The Company shall cause each Registration Statement required to be filed under this Agreement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its reasonable best efforts to keep each such Registration Statement continuously effective during its entire Effectiveness Period.  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of each Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule). If for any reason other than due solely to SEC Restrictions, a Registration Statement is effective but not all outstanding Registrable Securities are registered for resale pursuant thereto, then the Company shall prepare and file by the applicable Filing Date an additional Registration Statement to register the resale of all such unregistered Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415.

(b) Notwithstanding anything to the contrary contained in this Section 2, if the Company receives Commission Comments, and following discussions with and responses to the Commission in which the Company uses its reasonable best efforts and time to cause as many Registrable Securities (other than the 2010 Make Good Shares and 2011 Make Good Shares, unless the 2010 Delivery Date or 2011 Delivery Date, as the case may be, shall have occurred) for as many Holders as possible to be included in the Registration Statement filed pursuant to Section 2(a) without characterizing any Holder as an underwriter unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire (and in such regard uses its reasonable best efforts to cause the Commission to permit the affected Holders or their respective counsel to participate in Commission conversations on such issue together with the Company's counsel, and timely conveys relevant information concerning such issue with the affected Holders or their respective counsel) (the day that such discussions and responses are concluded shall be referred to as the "Tolling Date"), the Company is unable to cause the inclusion of all Registrable Securities, then the Company may, following not less than three (3) Trading Days prior written notice to the Holders (i) remove from the Registration Statement such Registrable Securities (the "Cut Back Shares") and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the Commission may require in order for the Commission to allow such Registration Statement to become effective; provided, that in no event may the Company characterize any Holder as an underwriter unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire (collectively, the "SEC Restrictions").  Unless the SEC Restrictions otherwise require, any cut-back imposed pursuant to this Section 2(b) shall be allocated: (i) first, upon the holders of any other securities of the Company who have the right to have such securities included in the Registration Statement and (ii) second, among the Registrable Securities of the Holders on a pro rata basis.  No liquidated damages under Section 2(f) shall accrue on or as to any Cut Back Shares, and the required Effectiveness Date for such Registration Statement will be tolled until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions if such Registrable Securities cannot at such time be resold by the Holders thereof without volume limitations pursuant to Rule 144 (such date, the "Restriction Termination Date").  From and after the Restriction Termination Date, all provisions of this Section 2 shall again be applicable to the Cut Back Shares (which, for avoidance of doubt, retain their character as "Registrable Securities") if such Registrable Securities cannot at such time be resold by the Holders thereof without volume limitations pursuant to Rule 144 so that the Company will be required to file with and cause to be declared effective by the Commission such additional Registration Statements in the time frames set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Securities.  For the avoidance of doubt, the time period starting from the Tolling Date and ending with the Restriction Termination Date shall be excluded in calculating the applicable Effectiveness Date.

(c) Promptly following any date on which the Company becomes eligible to use a registration statement on Form S-3 to register Registrable Securities for resale, the Company shall file a Registration Statement on Form S-3 covering all Registrable Securities (or a post-effective amendment on Form S-3 to the then effective Registration Statement) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and declared effective under the Securities Act as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor.  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire) the "Plan of Distribution" attached hereto as Annex A.  The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(d) On or prior to its Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of the 2010 Make Good Shares on Form S-3 if the Company is then eligible to utilize such Form (or if the Company is not then eligible to utilize such form of registration, it shall utilize such other available form appropriate for such purpose) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and declared effective under the Securities Act as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor.  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder's consent) the "Plan of Distribution" attached hereto as Annex A.  The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period which is applicable to it.  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(e) On or prior to its Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of the 2011 Make Good Shares on Form S-3 if the Company is then eligible to utilize such Form (or if the Company is not then eligible to utilize such form of registration, it shall utilize such other available form appropriate for such purpose) and shall cause such Registration Statement to be filed by the Filing Date for such Registration Statement and declared effective under the Securities Act as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor.  Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder's consent) the "Plan of Distribution" attached hereto as Annex A.  The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period which is applicable to it.  By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(f) If: (i) a Registration Statement is not filed on or prior to its Filing Date covering the Registrable Securities required under this Agreement to be included therein) (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date or if by the Business Day immediately following the Effective Date the Company shall not have filed a "final" prospectus for the Registration Statement with the Commission under Rule 424(b) in accordance with the terms hereof (whether or not such a prospectus is technically required by such Rule), or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefor, such Registration Statement ceases for any reason to be effective and available to the Holders as to the Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 30 Trading Days (which need not be consecutive) (any such failure or breach being referred to as an "Event," and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 30 Trading Day-period is exceeded, being referred to as "Event Date"), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.5% of the aggregate Investment Amount paid by such Holder pursuant to the Purchase Agreement.  The parties agree that in no event will the Company be liable for liquidated damages under this Agreement in excess of 0.5% of the aggregate Investment Amount of the Holders in any single month and the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be six percent (6%) of the aggregate Investment Amount paid by such Holder pursuant to the Purchase Agreement.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event (except in the case of the first Event Date), and shall cease to accrue (unless earlier cured) upon the expiration of the Effectiveness Period.

(g) Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a "Selling Holder Questionnaire").  The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(f) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the applicable Filing Date (subject to the requirements set forth in Section 3(a)); provided, that the Company shall have furnished a copy of Selling Holder Questionnaire to such Holder and requested a completed Selling Holder Questionnaire from such Holder ten Trading Days prior to each applicable Filing Date.

3. Registration Procedures.

  In connection with the Company's registration obligations hereunder:

(a) Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the "Selling Stockholders" section of such document, the "Plan of Distribution" and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed, which documents will be subject to the review of such Holder.  The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the "Selling Stockholder" section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).  The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which it (i) characterizes any Holder as an underwriter, unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire, (ii) excludes a particular Holder due to such Holder refusing to be named as an underwriter, or (iii) reduces the number of Registrable Securities being registered on behalf of a Holder except pursuant to, in the case of subsection (iii), the Commission Comments, without, in each case, such Holder's express written authorization, unless such reduction is made pursuant to Section 2(b) hereof.  The Company shall also ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement(s) and the disposition of all Registrable Securities covered by each Registration Statement.

(c) The Company shall notify the Holders as promptly as reasonably possible (i) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; and with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e) The Company shall furnish to each Holder, without charge and at the option of the Company in electronic format, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits, as well as a copy of each Prospectus and each amendment or supplement thereto, to the extent requested by such Holder (including those previously furnished) promptly after the filing of such documents with the Commission.

(f) Prior to any public offering of Registrable Securities, the Company shall register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States as any Holder may reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, however, in connection with any such registration or qualification, the Company shall not be required to (i) qualify to do business in any jurisdiction where the Company would not otherwise be required to qualify, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any jurisdiction, or (iv) make any change to the Company's articles of incorporation or bylaws.

(g) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement(s), which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(h) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, the Company shall prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) The Company shall notify each Holder in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission.  The Company shall also promptly notify each Holder in writing when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective.

(j) If any Holder is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as a Holder may reasonably request: (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance reasonably acceptable to such counsel and as is customarily given in an underwritten public offering, addressed to the Holders.

(k) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless: (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(l) The Company shall use its reasonable best efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

(m) If requested by a Holder, the Company shall as soon as practicable: (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities.

(n) The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

4. Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to filings with FINRA for compensation review pursuant to FINRA Rule 5110, and (C) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5. Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment and legal advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  In no event shall the aggregate liability of any selling Holder under the Transaction Documents (as defined in the Purchase Agreement) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be determined by a court of competent jurisdiction that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.  If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities of the Company to the public without registration, the Company agrees, for so long as Registrable Securities are outstanding and held by the Holders, to:

(a) make and keep public information available, as those terms are understood, defined and required in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, such information as may be reasonably and customarily requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

7. Assignment of Registration Rights.  The rights under this Agreement shall be automatically assignable by the Investors to any permitted transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within five (5) Business Days after such assignment; (ii) the Company is, within five (5) Business Days after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

8. Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations.  Except for the shares identified on Annex C hereto, which shall be included in the Registration Statement ("Permissible Piggyback Shares"), neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) have the contractual right to include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders.

(c) Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d) Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop transfer orders to enforce the provisions of this paragraph.

(e) Piggy-Back Registrations.  If at any time during the Effectiveness Period  there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(f) Amendments and Waivers.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities.  No such amendment shall be effective to the extent that it applies to less than all of the Holders.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder's prior written consent.  Section 2(a) may not be amended or waived except by written consent of each Holder affected by such amendment or waiver.

(g) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered if delivered in accordance with Section 6.3 of the Purchase Agreement.

(h) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or email signature were the original thereof.

(j) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k) Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Entire Agreement. This Agreement, the other Transaction Documents (as defined in the Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(o) Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other under this Agreement.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document.  Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Investor.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

SMSA PALESTINE ACQUISITION CORP.

By:
Name: Yang Yongjie
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTOR

By:
Name:
Title:

ADDRESS FOR NOTICE

Company:
Address:
Tel:
Fax:
Email:

Attention:

Annex A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at fixed or negotiated prices.  The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing of options on the shares;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders, but excluding brokerage commissions or underwriter discounts.

The Selling Stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The Selling Stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other such person. In the event that any of the Selling Stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the Selling Stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the Selling Stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a Selling Stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

Annex B

SMSA PALESTINE ACQUISITION CORP.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the "Common Stock"), of SMSA Palestine Acquisition Corp., a Nevada corporation (the "Company"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of [●], 2010 (the "Registration Rights Agreement"), among the Company and the Investors named therein.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

  2.  Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.  Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4.  Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes   ☐                      No   ☐

Note:	If yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes   ☐                      No   ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ☐                      No   ☐
Note:	If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.  Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Stockholder:

6.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.  The Company has advised each Selling Stockholder that it is the view of the Commission that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65.  If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

Certain legal consequences arise from being named as a Selling Stockholder in the Registration Statement and related prospectus.  Accordingly, the undersigned is advised to consult their own securities law counsel regarding the consequence of being named or not being named as a Selling Stockholder in the Registration Statement and the related prospectus.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.  The undersigned hereby elects to include the Registrable Securities owned by it and listed above in Item 3 (unless otherwise specified in Item 3) in the Registration Statement.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name
Title

PLEASE FAX OR EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Sheppard, Mullin, Richter & Hampton LLP
41/F Raffles City Office Tower
268 Xizang Road Central, Huangpu
Shanghai 200001, China
wzheng@sheppardmullin.com
Sahghai Fax - (86 21) 2321 6001
US Fax: (858) 720-8900

Annex C

Schedule of Holders of Permissible Piggyback Shares

Name of Holders of Permissible Piggyback Shares	Number of Permissible Piggyback Shares	Contact Information
[________]

EXHIBIT D

CLOSING ESCROW AGREEMENT

This Closing Escrow Agreement, dated as of July [●], 2010 (this "Agreement"), is entered into by and between Securities Transfer Corporation (the "Escrow Agent"), SMSA Palestine Acquisition Corp. (the "Company") and each investor identified on the signature pages hereto (the "Investors"), with respect to the following facts:

A.           The Company and the Investors entered into a securities purchase agreement (the "Purchase Agreement") dated as of July [●], 2010 pursuant to which the Investors will purchase shares of the Company's common stock, par value $0.001 per share (the "Shares") for an aggregate purchase price of up to $20,000,000 (the "Investment Amount"); and

B.           The Company and the Investors desire to deposit all proceeds received from subscriptions for the Shares pursuant to the Purchase Agreement (the "Escrowed Funds") with the Escrow Agent, to be held in escrow until joint written instructions are received by the Escrow Agent from the Company and CID Venture Capital General Partner III, Limited (the "Investor Agent"), from time to time, at which time the Escrow Agent will disburse the Escrowed Funds in accordance with such instructions (a "Closing"); and

D.           Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Each Investor and the Company hereby appoints Securities Transfer Corporation as Escrow Agent to act in accordance with the Purchase Agreement and the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow. The Escrowed Funds shall be deposited in an account maintained by the Escrow Agent with Vision Bank, Texas in immediately available funds by federal wire transfer.  The wire transfer details relating to such account are:

UNITED STATES WIRING INSTRUCTIONS

Vision Bank-Texas
ABA#111925472
Credit to:  Securities Transfer Corporation Account L
Acct # 201566

OVERSEAS WIRING INSTRUCTIONS

The Bank of New York
ABA #021000018
Swift Code:  IRVTUS3N
Credit:  TIB Bank
ABA # 111010170
Beneficiary Bank:  Vision Bank-Texas
Acct # 1020288
Final Credit:  Securities Transfer Corporation Account L
Acct # 201566

3. Escrow Agent to Hold and Disburse Escrowed Funds. The Escrowed Funds shall be segregated from the assets of Escrow Agent and held in trust for the benefit of the Company and the Investors (who shall be deemed to have an interest in such Escrowed Funds in proportion to the percentages indicated in Exhibit A) in accordance herewith. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Escrow Agreement, as follows:

(a) Upon receipt of joint instructions from the Company and the Investor Agent, in substantially the form of Exhibit B hereto (the "Joint Instructions"), the Escrow Agent shall release the Escrowed Funds, as directed in the Joint  Instructions; and

(b) In the event that the Escrow Agent does not receive any instructions pursuant to subparagraph (a) above by a date that is ten (10) days from the date of this Agreement, the Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

4. Interpleader. In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto; provided, that five (5) Business Days prior to such deposit the Escrow Agent shall notify the Company and the Investor Agent in writing of its intention to so deposit the Escrow Funds. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrowed Funds, is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

5. Exculpation and Indemnification of Escrow Agent.

(a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement (other than the Purchase Agreement) out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice or depositing the Escrowed Funds. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Agreement and the Joint Instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

(b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of [New York] upon fiduciaries.

(c)  Escrow Agent will be indemnified and held harmless by the Company from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 5 shall survive the termination of this Agreement.

6. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

7. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company and the Investor Agent, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company and the Investor Agent all monies and property held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company and the Investor Agent shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrowed Funds into the registry of any court having jurisdiction.

8. Method of Distribution by Escrow Agent. All disbursements by Escrow Agent to a party to this Agreement will be made by wire transfer of immediately available funds to an account designated in writing by the party (it being understood that the Exhibits hereto constitute such writings) to receive any such payment.

9. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

10. Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:	Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Attention: Kevin Halter

If to the Company:	SMSA Palestine Acquisition Corp.
Shuinan Industrial Area
Songxi County, Fujian Province, China 610000
Attention: Chief Executive Officer

With a copy to:	Sheppard Mullin Richter & Hampton LLP
122275 El Camino Real, Suite 200
San Diego, CA 92130 USA
Facsimile: (202) 663-8007
Attn.: James A Mercer III, Esq.

If to a Investor:	To the address set forth on such Investor's
signature page to the Purchase Agreement

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

11. Entire Agreement.  This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

12. Assignment and Modification.  This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrowed Funds shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

13. Merger or Consolidation of Escrow Agent.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

14. Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE STATE OR FEDERAL COURTS SITTING IN THE [CITY OF NEW YORK, STATE OF NEW YORK], AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

15. Attorneys' Fees.  If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

16. Waiver.  No waiver of, or  any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

17. Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

18. Construction.  Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

19. Further Instruments.  If this Agreement reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

20. Execution in Counterparts.  This Agreement may be executed in counterparts and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.  Each such counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

SMSA PALESTINE ACQUISITION CORP.

By: _______________________
Name: Yang Yongjie
Title: Chief Executive Officer

SECURITIES TRANSFER CORPORATION

By: _______________________
Name:
Title:

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

INVESTOR:

By: ___________________________
Name:
Title:

EXHIBIT A

INVESTMENT INFORMATION FORM

Name of Investor:
Address of Investor:

Aggregate Investment Amount:
Percentage of Total:
Aggregate Number of Shares:
Taxpayer ID Number:
Social Security Number:

EXHIBIT B

FORM OF DISBURSEMENT REQUEST

__________, 2010

SECURITIES TRANSFER CORPORATION, as Escrow Agent
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Attention: Kevin Halter

Re: SMSA Palestine Acquisition Corp. - Disbursement Request and Wire Transfer Instructions

Ladies and Gentlemen:

     Pursuant to that certain Closing Escrow Agreement by and among SMSA Palestine Acquistion Corp., the Investors named therein and the Escrow Agent, the undersigned hereby request disbursement of the Purchase Price by wire transfer from your trust account per the instructions set forth on Schedule 1 attached hereto.

SMSA PALESTINE ACQUISITION CORP.

By: ________________________________
Name:
Title:

[●]

By: ________________________________
Name:
Title:

EXHIBIT C

SECURITIES TRANSFER CORPORATION ESCROW AGENT FEE SCHEDULE

ESCROW AGENT SERVICES

Establishment of Escrow Account	$3,500.00
Receive, Examine and Process Subscription Agreements	$20.00 per Subscription
Envelopes & Postage	Included
Prepare & Print Checks for Disbursement of Escrowed funds	Included
Wire Transfer of Escrowed funds	Included

EXHIBIT E

MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the "Make Good Agreement"), dated as of [●], 2010, is entered into by and among SMSA Palestine Acquisition Corp., a Nevada corporation (the "Company"), Cai Yangbo (the "Make Good Pledgor"), CID Venture Capital General Partner III, Limited, as Investor agent (the "Investor Agent") and Securities Transfer Corporation, a Texas corporation, as escrow agent ("Escrow Agent"), with respect to the following facts:

A.           Each of the investors in the private offering of securities of the Company (the "Investors") has entered into a Securities Purchase Agreement, dated the date of this Make Good Agreement (the "Securities Purchase Agreement"), evidencing their participation in the Company's private offering (the "Offering") of securities.

B.           As an inducement to the Investors to participate in the Offering and as set forth in the Securities Purchase Agreement, the Make Good Pledgor has agreed to place certain shares of the Company's common stock, par value $0.001 per share (the "Common Stock") owned by him into escrow for the benefit of the Investors in the event the Company fails to satisfy certain financial thresholds as set forth in this Make Good Agreement.

C.           Pursuant to the requirements of the Securities Purchase Agreement, the Company and the Make Good Pledgor have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

D.           The Company and the Make Good Pledgor have requested that the Escrow Agent hold the Escrow Shares (as defined below) and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

E.           All capitalized terms used but not defined herein which are defined in the Securities Purchase Agreement shall have the respective meanings given to such terms in the Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, and intending to be legally bound, the parties agree as follows:

1. Appointment of Escrow Agent.  The Make Good Pledgor and the Company hereby appoint Escrow Agent to act as Escrow Agent in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act as Escrow Agent in accordance with such terms and conditions.

2. Establishment of Escrow.  Within three Business Days following the Closing, the Make Good Pledgor shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing an aggregate number of shares of the Company's Common Stock equal to the number of PIPE Common Shares (the "Initial Escrow Shares" and together with the Replenishment Shares (as defined in Section 4.7(a) of the Securities Purchase Agreement, collectively, the "Escrow Shares"), along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company's Transfer Agent).  As used in this Make Good Agreement, "Transfer Agent" means Securities Transfer Corporation, or such other entity hereafter retained by the Company as its stock transfer agent as specified in a writing from the Company to the Escrow Agent.  The Make Good Pledgor hereby irrevocably agrees that, other than in accordance with Section 4.7 of the Securities Purchase Agreement and this Make Good Agreement, the Make Good Pledgor will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of any of the Escrow Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive Escrow Shares).  In furtherance thereof, the Company will (x) place a stop transfer order on all Escrow Shares which shall expire on the date the Escrow Shares are delivered to the Investors or returned to the Make Good Pledgor, (y) notify the Transfer Agent in writing of the stop transfer order and the restrictions on such Escrow Shares under this Make Good Agreement and direct the Transfer Agent not to process any attempts to resell or transfer by the Make Good Pledgor any Escrow Shares before the date when such Escrow Shares are delivered to the Investors or returned to the Make Good Pledgor, or otherwise in violation of Section 4.7 of the Securities Purchase Agreement and this Make Good Agreement.  The Company shall notify the Investors as soon as the Initial Escrow Shares and the Replenishment Shares have been deposited with the Escrow Agent.

3. Representations of Make Good Pledgor.  The Make Good Pledgor (as to itself and its Escrowed Shares) hereby represents and warrants to the Investors as follows:

(i)
The Make Good Pledgor is the record owner of the Escrow Shares.  All of the Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all Liens.  There are no restrictions on the ability of the Make Good Pledgor to transfer the Escrow Shares to the Investors, except as stated herein.  1There are no restrictions on the ability of the Make Good Pledgor to enter into this Make Good Agreement other than transfer restrictions under applicable federal and state securities laws.  Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company free and clear of all liens other than those imposed by U.S. Federal Securities laws.

(ii)
Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the properties or assets of Make Good Pledgor pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Make Good Pledgor or such properties or assets, other than such breaches, defaults or Liens which would material adversely affect the ability of Make Good Pledgor to fulfill its obligations under this Make Good Agreement.  No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Make Good Agreement or the consummation of the transactions contemplated hereby by the Make Good Pledgor.

1 WSGR to Company: what about the Option agreement between the Make Good Pledgor and the Founder? Please revise the Option agreement to make sure that the Founder's ability to exercise the option must be subject to the Investors' rights under Section 4.7 of the SPA and the Make Good Escrow Agreement

(iii)
The Make Good Pledgor has carefully considered and understands its obligations and rights under Section 4.7 of the Securities Purchase Agreement and this Make Good Agreement, and in furtherance thereof (x) has consulted with its legal and other advisors with respect thereto and (y) hereby forever waives and agrees that it may not assert any equitable defenses in any Proceeding involving the Escrow Shares.

4. Disbursement of Escrow Shares.

(a) In the event that the "Earnings Per Share on a Fully-Diluted Basis" (as defined below) of the Company for fiscal year 2010 is less than the "2010 Guaranteed EPS", the Escrow Agent (on behalf of the Make Good Pledgor) will, without any further action on the part of the Investors, transfer a number of 2010 Make Good Shares (as defined and calculated below) to the Investors on a pro rata basis (determined by dividing each Investor's Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the Securities Purchase Agreement) ("Pro Rata Basis") as specified in Exhibit A to this Make Good Agreement for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without the need of any Investor to take any action with respect thereto.  For purposes of this Agreement the 2010 Guaranteed EPS shall be the number determined by $18,147,165 divided by the total number of shares of the Common Stock outstanding immediately following the Closing.  The aggregate number of "2010 Make Good Shares" means a number of shares of Common Stock equal to the PIPE Common Shares. The Make Good Pledgor shall deposit into escrow such additional number of share of Common Stock equal to the Actual 2010 Make Good Shares (the "Replenishment Shares") so that the aggregate number of shares of Common Stock remain in escrow shall be equal to the number of 2010 Make Good Shares (such aggregate number of shares of Common Stock in escrow, the "2011 Make Good Shares").  The number of 2010 Make Good Shares transferrable to the Investors shall be equal to (the result of such calculation, "Actual 2010 Make Good Shares"):

[(2010 Guaranteed EPS – Earnings Per Share on a Fully-Diluted Basis for fiscal year 2010)/Earning Per Share on a Fully-Diluted Basis for fiscal year 2010] * aggregate number of 2010 Make Good Shares

(b) In the event that the "Earnings Per Share on a Fully-Diluted Basis" (as defined below) of the Company for fiscal year 2011 is less than the "2011 Guaranteed EPS", the Escrow Agent (on behalf of the Make Good Pledgor) shall, without any further action on the part of the Investors, transfer a number of 2010 Make Good Shares (as calculated below) to the Investors on a Pro Rata Basis as specified in Exhibit A to this Make Good Agreement for no consideration other than payment of their respective Investment Amount paid to the Company at Closing and without the need of any Investor to take any action with respect thereto.  For purposes of this Agreement 201l Guaranteed EPS shall be the number determined by $27,264,217 divided by the total number of shares of the Common Stock outstanding immediately following the Closing.  The aggregate number of 2011 Make Good Shares transferrable to the Investors shall be equal to (the result of such calculation, the "Actual 2011 Make Good Shares" and together with the Actual 2010 Make Good Shares, collectively, the "Actual Make Good Shares"):

[(2011 Guaranteed EPS – Earnings Per Share on a Fully-Diluted Basis for fiscal year 2011)/Earnings Per Share on a Fully-Diluted Basis for fiscal year 2011] * aggregate number of 2011 Make Good Shares – the Actual 2010 Make Good Shares

(c) For purposes hereof, "Earnings Per Share on a Fully-Diluted Basis," for a given fiscal year ending December 31, 2010 or December 31, 2011 (as applicable) shall be calculated on a weighted average basis in accordance with the GAAP calculation of diluted earnings per share of Common Stock, except that (i) 11,685,617 shares of Common Stock issued in the Exchange and the total PIPE Common Shares shall be deemed to have been issued on January 1, 2010, (ii) the Warrant Shares, the shares of Common Stock issuable upon exercise of the warrants issued to the Placement Agents pursuant to the Letter Agreement dated January 28, 2010 by and between WFOE and [intentionally omitted], as amended by the Amendment and Joinder Agreement dated June 10, 2010 by and among WFOE, [intentionally omitted], and the shares of Common Stock issuable upon the exercise of the warrants issued to [intentionally omitted] for their financial advisory services to the Company, shall not be included in the calculation, and (iii) expenses incurred by the Company as a result of the release of any of the 2011 Make Good Shares to the Make Good Pledgor shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the respective fiscal years filed with the Commission by the Company may report otherwise.  Notwithstanding anything to the contrary set forth herein and in Section 4.7(a) and (b) of the Securities Purchase Agreement, in the event that the Company reports a net loss in the 2010 Annual Report, the Actual 2010 Make Good Shares shall be equal to the 2010 Make Good Shares and in the event that the Company reports a net loss in the 2011 Annual Report, the Actual 2011 Make Good Shares shall be equal to the 2011 Make Good Shares.

(d) In connection with the foregoing, the Make Good Pledgor agrees that (i) within five Business Day following the Closing, the Make Good Pledgor will deposit all 2010 Make Good Shares into escrow, and (ii) within five Business Day following the 2010 Delivery Date, the Make Good Pledgor will deposit the Replenishment Shares into escrow, each in accordance with this Make Good Agreement along with stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company's transfer agent), and the handling and disposition of the 2010 Make Good Shares and 2011 Make Good Shares shall be governed by this Make Good Agreement and the Securities Purchase Agreement. The Company shall notify the Investors as soon as the 2010 Make Good Shares and the Replenishment Shares have been deposited with the Make Good Escrow Agent. The Make Good Pledgor understands and agrees that the Investors' right to receive the Actual 2010 Make Good Shares and the Actual 2011 Make Good Shares pursuant to this Make Good Agreement and the Securities Purchase Agreement shall continue to run to the benefit of each Investor even if such Investor shall have transferred or sold all or any portion of its Shares, and that each Investor shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares. The Make Good Pledgor represents and warrants that he has carefully considered and understands his obligations and rights under this Make Good Agreement and the Securities Purchase Agreement, and in furtherance thereof (x) has consulted with his legal and other advisors with respect thereto and (y) hereby forever waives and agrees that he may not assert any equitable defenses in any Proceeding involving either of the 2010 Make Good Shares and/or 2011 Make Good Shares.

(e) The Investor Agent will deliver to the Escrow Agent a letter which shall contain its calculation of the Actual make Good Shares for the applicable year (with a copy to the Company).  The Escrow Agent need only rely on such letter from the Investor Agent and will disregard any contrary or further calculations or instructions in such regard delivered by or on behalf of the Company.  In the event that the Earnings Per Share on a Fully-Diluted Basis for 2010 is equal to or greater than the 2010 Guaranteed EPS, no transfer of the 2010 Make Good Shares shall be required by the Make Good Pledgor to the Investors under this Section and such 2010 Make Good Shares shall remain in escrow in accordance with the Securities Purchase Agreement and this Make Good Agreement.  In the event that the Earnings Per Share on a Fully-Diluted Basis" for 2011 is equal to or greater than the 2011 Guaranteed EPS, no transfer of the 2011 Make Good Shares shall be required by the Make Good Pledgor to the Investors under this Section and the Escrow Agent will, without any further action on the part of the Investors, return the 2011 Make Good Shares to the Make Good Pledgor.

(f) If, prior to June 30, 2014, the Company or the auditors of the Company's financial statements for fiscal years 2010 and/or 2011 report or recognize that the financial statements contained in the Company's 2010 Annual Report or the 2011 Annual Report are subject to amendment or restatement which would result in the Company's adjusted "Earnings Per Share on a Fully-Diluted Basis" for 2010 and/or 2011 being less than the 2010 Guaranteed EPS or the 2011 Guaranteed EPS (as applicable), then notwithstanding any prior return of any Make Good Shares to the Make Good Pledgor, the Make Good Pledgor will, without any further action on the part of the Investors, within 10 Business Days following the earlier of the filing of such amendment or restatement or recognition, deliver the number of the Shares to the Investors so that the total number of Make Good Shares delivered to the Investors shall be equal to the sum of the Actual 2010 Make Good Shares and the Actual 2011 Make Good Shares each as calculated in accordance with the Securities Purchase Agreement and this Make Good Agreement using the adjusted "Earnings Per Share on a Fully-Diluted Basis" for the applicable year.

(g) Pursuant to Section 4(e), if the Investor Agent delivers a notice to the Escrow Agent that the Escrow Shares are to be transferred to the Investors, then the Escrow Agent shall immediately forward either the 2010 Make Good Shares or 2011 Make Good Shares, as the case may be, to the Company's Transfer Agent for reissuance to the Investors in an amount to each Investor in accordance with this Make Good Agreement.  The Company covenants and agrees that upon any transfer of 2010 Make Good Shares or 2011 Make Good Shares to the Investors in accordance with this Make Good Agreement, the Company shall promptly instruct its Transfer Agent to reissue such 2010 Make Good Shares or 2011 Make Good Shares in the applicable Investor's name and deliver the same, or cause the same to be delivered as directed by such Investor.  If the Company does not provide such instructions to the Transfer Agent of the Company within five (5) Business Days of receipt of the notice that the Escrow Shares are to be transferred to the Investors, then the Investor Agent is hereby irrevocably authorized and directed by the Company to give such re-issuance instruction to the Transfer Agent of the Company.  If a notice from the Investor Agent pursuant to Section 4(e) indicates that the Escrow Shares are to be returned to the Make Good Pledgor, then the Escrow Agent will promptly deliver either the applicable number of Shares to the Make Good Pledgor in accordance with instructions provided by the Make Good Pledgor at such time.

(h) The Company agrees that any Actual 2010 Make Good Shares and Actual 2011 Make Good Shares to be issued to the Investors will be properly treated for United States tax purposes as constituting a non-taxable purchase price adjustment within the meaning of U.S. Treasury Regulation Section 1.305-1(c) and, accordingly, the Company shall effect all applicable tax reporting and all withholding tax determinations on a basis consistent with such non-taxable purchase price adjustment treatment.

(i) If the Company shall at any time after the date hereof (A) declare and pay a dividend or make a distribution on Common Stock, or (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, or (D) make any other similar changes to its share capital, the Investors shall be entitled to receive (i) the proportionately adjusted number of the Actual 2010 Make Good Shares or the Actual 2011 Make Good Shares, as applicable, and (ii) all dividends and other distributions made on the Actual 2010 Make Good Shares or the Actual 2011 Make Good Shares, as applicable, that the Investors would have received had the Investors received such Actual Make Good Shares at the Closing.

(j) The Company and the Make Good Pledgor covenant and agree to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request, including appropriate W-9 or W-8 forms for each Investor.  The Company and the Make Good Pledgor understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Shares.

(k) If any term or provision of Section 4.7 of the Securities Purchase Agreement contradicts or conflicts with any term or provision of this Make Good Agreement, the terms of the this Make Good Agreement shall control.

5. Notice of Filings

  The Company agrees to promptly provide the Investor Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6. Escrow Shares.

(a) If any Escrow Shares are deliverable to the Investors in accordance with this Make Good Agreement, (i) the Make Good Pledgor covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from Make Good Pledgor to the Investors, to the extent not done so in accordance with Section 2, and (ii) following its receipt of the documents referenced in Section 6(i), the Company and Escrow Agent covenant and agree to cooperate with the Transfer Agent so that the Transfer Agent may promptly reissue such Escrow Shares in the applicable Investor's name and deliver the same as provided herein or otherwise directed in writing by the applicable Investors.  Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the Securities Purchase Agreement and in accordance with this Make Good Agreement, (i) any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by the Make Good Pledgor and (ii) should the Escrow Agent receive dividends or voting materials, such items shall not be held by the Escrow Agent, but shall be passed immediately on to the Make Good Pledgor and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgor.  In the event that the Escrow Agent receives a communication requiring the conversion of the Escrow Shares to cash or the exchange of the Escrow Shares for that of an acquiring company, the Escrow Agent shall solicit and follow the written instructions of the Make Good Pledgor; provided, that the cash or exchanged shares are instructed to be redeposited into the Escrow Account.  Make Good Pledgor shall be responsible for all taxes resulting from any such conversion or exchange; provided, however, that the portion of the taxes attributable to the conversion of the Escrow Shares can be paid from, and deducted from, the proceeds to be redeposited into the Escrow Account.

(b) Assuming the Make Good Pledgor provides good and valid title to the Escrow Shares to be transferred and delivered on behalf of the Make Good Pledgor to the Investors hereunder, free and clear of all liens, encumbrances, equities or claims, the Escrow Agent will ensure that upon delivery of the Escrow Shares, good and valid title to the Escrow Shares, free and clear of all liens, encumbrances, equities or claims will pass to the Investors.  The Escrow Agent shall not take any action which could impair Investors' rights in the Escrow Shares.  The Escrow Agent shall not sell, transfer, assign or otherwise dispose of (by operation of law or otherwise) or grant any option with respect to any Escrow Shares prior to the termination of this Make Good Agreement.

7. Interpleader.  Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or the Investor Agent shall have the right to consult and hire counsel and/or to institute an appropriate interpleader action to determine the rights of the parties.  Escrow Agent and/or the Investor Agent are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or the Investor Agent.  If Escrow Agent or the Investor Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date.  Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and the Investor Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

8. Exculpation and Indemnification of Escrow Agent and the Investor Agent.

(a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise.  Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice.  Escrow Agent will have no duties or responsibilities other than those expressly set forth herein.  Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document.  Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.  The Investor Agent's sole obligation under this Make Good Agreement is to provide written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrow Shares.  The Investor Agent will provide such written instructions upon review of the relevant After Tax Net Income amount reported in such periodic financial reports as specified in Section 4 hereof.  The Investor Agent is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto.  In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person (other than the Investor Agent) in connection with such financial reports of the Company, the Investor Agent shall have no obligation or liability to any party hereunder.

(b) Neither Escrow Agent nor the Investor Agent will be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct.  Escrow Agent and the Investor Agent may each rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent or the Investor Agent, as applicable), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent or the Investor Agent, as applicable, to be genuine and to be signed or presented by the proper person or persons.  The duties and responsibilities of Escrow Agent and the Investor Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.  NEITHER THE ESCROW AGENT NOR THE INVESTOR AGENT SHALL BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT'S OR THE INVESTOR AGENT'S, AS THE CASE MAY BE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF THE ESCROW AGENT OR THE INVESTOR AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(c) The Company and the Make Good Pledgor each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, the Investor Agent and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or the Investor Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or the Investor Agent hereunder; except, that if Escrow Agent or the Investor Agent is guilty of willful misconduct or gross negligence under this Make Good Agreement, then Escrow Agent or the Investor Agent, as the case may be, will bear all losses, damages and expenses arising as a result of its own willful misconduct or gross negligence.  Promptly after the receipt by Escrow Agent or the Investor Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or the Investor Agent, as the case may be, will notify the other parties hereto in writing.  For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section 8 shall survive the termination of this Make Good Agreement, and the resignation or removal of the Escrow Agent.

9. Compensation of Escrow Agent.  Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company.  The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any controversy, litigation or event, and the same shall be recoverable from the Company.  Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10. Resignation of Escrow Agent.  At any time, upon ten (10) Business Days' written notice to the Company and the Investors, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder.  As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company and the Investor Agent the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof.  If, by the end of the ten (10) Business Day period following the giving of notice of resignation by Escrow Agent, the Company and the Investor Agent shall have failed to appoint a successor escrow agent, Escrow Agent shall deposit the Escrow Shares as directed by the Investor Agent with the understanding that such Escrow Shares will continue to be subject to the provisions of this Make Good Agreement.

11. Records.  Escrow Agent shall maintain accurate records of all transactions hereunder.  Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions.  The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party's expense.

12. Notice.  All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature pages hereto.

13. Assignment and Modification.  This Make Good Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only following the prior written consent of the Investor Agent.  This Make Good Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the prior consent of the Company and the Investor Agent.  This Make Good Agreement and the rights and obligations hereunder of the Make Good Pledgor may not be assigned by the Make Good Pledgor.  Subject to the requirements under federal and state securities laws, an Investor may assign its rights under this Make Good Agreement without any consent from any other party.  This Make Good Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, the Make Good Pledgor and the Investor Agent.  This Make Good Agreement is binding upon and intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Make Good Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person, except for the Investors under the Securities Purchase Agreement.  No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement.

14. Merger or Consolidation of Escrow Agent.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Make Good Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

15. Applicable Law.  This Make Good Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflicts of laws and principles thereof.  The representations and warranties contained in this Make Good Agreement shall survive the execution and delivery hereof and any investigations made by any party.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Make Good Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts").  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any such proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Make Good Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16. Attorneys' Fees.  If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

17. Waiver.  No waiver of, or  any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

18. Entire Agreement.  This Make Good Agreement and the Securities Purchase Agreement are the final expression of, and contain the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Make Good Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

19. Headings.  The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

20. Construction.  Whenever required by the context of this Make Good Agreement, the singular shall include the plural and masculine shall include the feminine. This Make Good Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

21. Further Instruments.  If this Make Good Agreement reasonably requires other or further instruments in connection with this Make Good Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

22. Execution in Counterparts.  This Make Good Agreement may be executed in counterparts and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.  Each such counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY:

SMSA PALESTINE ACQUISTION CORP.

By: ____________________
Name:
Title:  Chief Executive Officer

Address:

Facsimile:
Attn.:  Chief Executive Officer

MAKE GOOD PLEDGOR:

_______________________
Cai Yangbo

Address:

Facsimile:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK –
SIGNATURE PAGE FOR OTHER PARTIES FOLLOWS]

ESCROW AGENT:

SECURITIES TRANSFER CORPORATION

By:  ____________________
Name:
Title:

Address:

Facsimile:
Attn.:

INVESTOR AGENT

By:  ____________________
Name:
Title:  President and CEO

Address:

Facsimile:
Attn.:

Exhibit A

ESCROW SHARES TO BE ISSUED TO INVESTORS

Investor's Legal Name	Investor's Investment Amount

Totals:

Exhibit B

SECURITIES TRANSFER CORPORATION ESCROW AGENT FEE SCHEDULE

ESCROW AGENT SERVICES

Escrow Agent Account fee	$2,000.00 per year
Examine, Process and issue share distribution as per the Agreements	$10.00 per Shareholder.
Envelopes & Postage	Included

EXHIBIT F

LOCK UP AGREEMENT

THIS LOCK-UP AGREEMENT (the "Agreement") is made and entered into on July [●], 2010 between Cai Yangbo (the "Founder"), and each other stockholders set forth on Schedule A attached hereto and on the signature page to this Agreement (each, a "Non-Founder Holder"; together with the Founder, each a "Holder" and collectively, the "Holders") and SMSA Palestine Acquisition Corp., a Nevada corporation (the "Company"), with respect to the following facts:

A.           The Company has determined that it is advisable and in its best interest to enter into that certain Securities Purchase Agreement, dated July [●], 2010 (the "Purchase Agreement") with the Investors named therein (the "Investors") and certain other parties named therein, pursuant to which the Company will issue and sell in a private offering securities of the Company (the "Offering").  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement.

B.           In connection with the Offering, the Company has agreed to provide the Investors certain registration rights, and in furtherance thereof has agreed to file a registration statement to enable the Investors to resell certain of the securities subject of the Offering.

C.           It is a condition to the Investors' respective obligations to close under the Purchase Agreement and provide the financing contemplated by the Offering that each Holder executes and deliver to the Company this Agreement.

D.           In contemplation of, and as a material inducement for the Investors to enter into, the Purchase Agreement, each of the Holders and the Company have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the parties, intending to be legally bound, agree as follows:

1. Representations and Warranties.  Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party's obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

Each Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Company or any other person.

2. Beneficial Ownership.  Each Holder hereby represents and warrants that it does not beneficially own (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) any shares of Common Stock, or any economic interest therein or derivative therefrom, other than those shares of Common Stock specified on its signature page to this Agreement.  For purposes of this Agreement (i) the shares of Common Stock beneficially owned by the Founder as specified on his signature page to this Agreement is referred to as the "Founder Shares;" and (ii) the shares of Common Stock beneficially owned by a Non-Founder Holder as specified on its signature page to this Agreement are collectively referred to as the "Non-Founder Shares," and together with the Founder Shares, collectively, the "Holders' Shares."

3. Lockup.

(a) With respect to 100% of the Founder Shares and 50% of the Non-Founder Shares (collectively, the "Lockup Shares"), from and after the date of this Agreement and through and including the one year anniversary of the date on which all of the Shares and Warrant Shares are listed or quoted on a National Stock Exchange pursuant to Section 4.11 of the Purchase Agreement, each applicable Holder irrevocably agrees that, except as set forth below, it will not offer, pledge, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of the Lockup Shares held by such Holder (including any securities convertible into, or exchangeable for, or representing the rights to receive, such shares) or engage in any Short Sales with respect to any security of the Company.  In furtherance thereof, the Company will (x) place a stop transfer order with its transfer agent on all such Lockup Shares including those which are covered by a registration statement, (y) notify its transfer agent in writing of the stop order and the restrictions on such Lockup Shares under this Agreement and direct the Transfer Agent not to process any attempts by the applicable Holder to resell or transfer any Lockup Shares held by such Holder, except in compliance with this Agreement.

(b) Notwithstanding anything to the contrary provided in Section 3.a. hereof, , each Holder may transfer any Holders' Shares held by such Holder by (a) bona fide gift or (b) will or intestate succession to his or her immediate family or to a trust the sole beneficiaries of which are one or more of the undersigned and his or her immediate family (the term "immediate family" means, for the foregoing purposes, the spouse, domestic partner, lineal descendant, father, mother or sibling of the undersigned); provided, that each resulting transferee of such Holder's Shares executes and delivers to the Company an agreement satisfactory to the Company certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto.  Further, each Holder shall be permitted to pledge, encumber, or create a security interest in any or all of its Holders' Shares to secure the payment or performance of indebtedness and other obligations of the Company and/or its Subsidiaries to bona fide commercial lending institutions in the People's Republic of China.

4. Third-Party Beneficiaries.  Each Holder and the Company acknowledge and agree that this Agreement is entered into for the benefit of and is enforceable by the Investors and their successors and assigns.  Each Holder and the Company understand and agree that this Agreement is a material inducement to the willingness of the Investors to enter into the Purchase agreement and the transactions contemplated thereunder, that each of the Company and the Holders receive benefits as a result of the investment into the Company by the Investors.

5. No Additional Fees/Payment.  Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6. Enumeration and Headings.  The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Successors and Assigns.  This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

8. Severability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

9. Amendment.  This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto if and only if such modification or amendment is consented to in writing by the Investors holding a majority in interest of the Common Stock issued or issuable under the Purchase Agreement.

10. Further Assurances.  The Company and the Holder shall each do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any Investor or the Transfer Agent or, in the case of the Holder, the Company may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12. Remedies.  The Company and the Investors shall have the right to specifically enforce all of the obligations of the Holders under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, each Holder recognizes that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company or the Investors.  Therefore, each Holder agrees that each of the Company and the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

13. Governing Law.  The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein.  Each party hereto hereby agrees for its benefit and the benefit of the Investors (who are third party beneficiaries to the obligations of the Company and the Holders contained in this Agreement and this Section) as follows: (a) All Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  (b) Each of the Company and the Holders hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  (c) Each of the Company and the Holders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  (d) If any party hereto or any Investor shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party (and in the case of an Investor bringing such a Proceeding, the Company and the Holders shall jointly and severally reimburse the Investor) for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

14. Counterparts.  This Agreement may be executed in one or more counterparts and may be delivered by facsimile transmission or electronic mail in portable document format or other means intended to preserve the original graphic content of a signature.  Each such counterpart when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement as of the day and year first above written.

Name: Cai Yangbo

Number of shares of Common Stock beneficially owned:

SMSA Palestine Acquisition Corp.

By:
Name: Yang Yongjie
Title: Chief Executive Officer

[Signature Page to Lockup Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement as of the day and year first above written.

Name:

Number of shares of Common Stock beneficially owned:

Name:

Number of shares of Common Stock beneficially owned:

Name:

Number of shares of Common Stock beneficially owned:

Name:

Number of shares of Common Stock beneficially owned:

Name:

Number of shares of Common Stock beneficially owned:

[Counterpart Signature Page to Lockup Agreement]

Schedule A

Schedule of Holders

Name of Holder	Number of Shares of Common Stock Beneficially Owned by the Holder	Contact Information

APPENDIX A

INVESTOR CERTIFICATE

TO:           SMSA PALESTINE ACQUISITION CORP. (the "Company")

In connection with the proposed purchase of the Shares of the Company, the undersigned represents and warrants that the undersigned has read the following definition of an "U.S. Accredited Investor" and certifies that the undersigned is either not a U.S. person or a U.S. Accredited Investor as indicated below (check one):

Non-U.S. Persons:

(A)	____	The undersigned hereby represents and warrants that it IS NOT a U.S. Person as defined in Rule 902(k) of Regulation S of the Securities Act of 1933, as amended (the "Securities Act")

U.S. Persons:

(B)	____	The Purchaser hereby represents and warrants that the undersigned IS a U.S. Person as defined in Rule 902(k) of Regulation S of the Securities Act.

"U.S. Accredited Investor" shall mean any of (check one):

A bank, as defined in Section 3(a)(2) of the Securities Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
☐
A broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934, as amended;	☐
An insurance company (as defined in Section 2(13) of the Securities Act);	☐
An investment company registered under the United States Investment Company Act of 1940, as amended (the "1940 Act");	☐
A business development company (as defined in Section 2(a)(48) of the 1940 Act);	☐
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended;	☐

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S.$5,000,000;
☐

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (1) whose investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or (2) having total assets in excess of U.S.$5,000,000, or (3) if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
☐
A private business development company (as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940);	☐

An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, company, or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, having total assets in excess of U.S.$5,000,000;
☐
A director or executive officer of the Issuer;	☐
A natural person with individual net worth, or joint net worth with his or her spouse, at the time of purchase in excess of U.S.$1,000,000;	☐

A natural person with an individual income in excess of U.S.$200,000 in each of the last two years or joint income with his or her spouse in excess of U.S.$300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;
☐

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section Rule 506 (b)(2)(ii) of the Securities Act; and
☐
An entity in which all of the equity owners are U.S. Accredited Investors.	☐

TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE SECURITIES PURCHASE AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED.

The foregoing representation, warranty and certificate are true and accurate as of the date of this certificate.

Dated:	, 2010.

Print name of Purchaser (or person signing as agent)

By:
Signature

Title

(please print name of individual whose signature appears above, if different from name of Investor or agent printed above)